                                                                     EXHIBIT 4.2


                       ADVANTA BUSINESS CARD MASTER TRUST

                                     Issuer

                                       and

                              BANKERS TRUST COMPANY

                                Indenture Trustee



                       SERIES 2000-B INDENTURE SUPPLEMENT

                           Dated as of August 1, 2000

                                TABLE OF CONTENTS
ARTICLE I         Creation of the Series 2000-B Notes.....................       1
Section 1.01.     Designation.............................................       1

ARTICLE II        Definitions.............................................       2
Section 2.01.     Definitions.............................................       2

ARTICLE III       Servicing Fee and Interchange...........................      15
Section 3.01.     Servicing Compensation; Interchange.....................      15

ARTICLE IV        Rights of Series 2000-B Noteholders.....................      16
Section 4.01.     Collections and Allocations.............................      16
Section 4.02.     Determination of Monthly Interest.......................      17
Section 4.03.     Determination of Monthly Principal......................      19
Section 4.04.     Application of Available Finance Charge Collections
                  and Available Principal Collections.....................      20
Section 4.05.     Investor Charge-Offs....................................      23
Section 4.06.     Reallocated Principal Collections.......................      23
Section 4.07.     Excess Finance Charge Collections.......................      23
Section 4.08.     Shared Principal Collections............................      23
Section 4.09.     Principal Funding Account...............................      24
Section 4.10.     Reserve Account.........................................      25
Section 4.11.     Cash Collateral Account.................................      27
Section 4.12      Determination of LIBOR..................................      29
Section 4.13.     Investment Instructions.................................      30

ARTICLE V         Delivery of Series 2000-B Notes;Distributions; Reports
                  to Series 2000-B Noteholders............................      31
Section 5.01.     Delivery and Payment for the Series 2000-B Notes........      31
Section 5.02      Distributions...........................................      31
Section 5.03      Reports and Statements to Series 2000-B Noteholders.....      32

ARTICLE VI        Series 2000-B Pay Out Events............................      34
Section 6.01.     Series 2000-B Pay Out Events............................      34

ARTICLE VII       Redemption of Series 2000-B Notes; Final Distributions;
                  Series Termination......................................      36
Section 7.01.     Optional Redemption of Series 2000-B Notes; Final
                  Distributions...........................................      36
Section 7.02.     Series Termination......................................      37

ARTICLE VIII      Miscellaneous Provisions................................      38
Section 8.01.     Ratification of Indenture...............................      38
Section 8.02.     Form of Delivery of the Series 2000-B Notes.............      38
Section 8.03.     Additional Requirements for Registration of and
                  Limitations on Transfer and Exchange of Class D Notes...      38
Section 8.04.     Amendment...............................................      39
Section 8.05.     Counterparts............................................      39
Section 8.06.     GOVERNING LAW...........................................      39
Section 8.07.     Limitation of Liability.................................      39

EXHIBITS
EXHIBIT A-1             FORM OF CLASS A NOTE
EXHIBIT A-2             FORM OF CLASS B NOTE
EXHIBIT A-3             FORM OF CLASS C NOTE
EXHIBIT A-4             FORM OF CLASS D NOTE
EXHIBIT B               FORM OF MONTHLY PAYMENT INSTRUCTIONS AND
                        NOTIFICATION TO THE INDENTURE TRUSTEE
EXHIBIT C               FORM OF MONTHLY STATEMENT
EXHIBIT D               FORM OF MONTHLY SERVICER'S CERTIFICATE
EXHIBIT E-1             FORM OF INVESTMENT LETTER
EXHIBIT E-2             FORM OF INVESTMENT LETTER (ERISA)

            SERIES 2000-B INDENTURE SUPPLEMENT, dated as of August 1, 2000 (the "INDENTURE SUPPLEMENT"), between WILMINGTON TRUST COMPANY, as Owner Trustee of ADVANTA BUSINESS CARD MASTER TRUST, a common law trust organized and existing under the laws of the State of Delaware (herein, the "ISSUER" or the "TRUST"), and BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, but solely as indenture trustee (herein, together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, the "INDENTURE TRUSTEE") under the Master Indenture, dated as of August 1, 2000 (the "INDENTURE") between the Issuer and the Indenture Trustee (the Indenture, together with this Indenture Supplement, the "AGREEMENT").

            Pursuant to Section 2.12 of the Indenture, the Transferor may direct the Issuer, to issue one or more Series of Notes. The Principal Terms of this Series are set forth in this Indenture Supplement to the Indenture.

                                    ARTICLE I

                       Creation of the Series 2000-B Notes

            Section 1.01. Designation.

            (a) There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as "ADVANTA BUSINESS CARD MASTER TRUST, SERIES 2000-B ASSET BACKED NOTES" or the "SERIES 2000-B NOTES." The Series 2000-B Notes shall be issued in four Classes, the first of which shall be known as the "CLASS A SERIES 2000-B ASSET BACKED NOTES," the second of which shall be known as the "CLASS B SERIES 2000-B ASSET BACKED NOTES," the third of which shall be known as the "CLASS C SERIES 2000-B ASSET BACKED NOTES," and the fourth of which shall be known as the "CLASS D SERIES 2000-B ASSET BACKED NOTES."

          (b) Series 2000-B shall be included in Group One and shall be a Principal Sharing Series with respect to Group One only. Series 2000-B shall be an Excess Allocation Series with respect to Group One only. Series 2000-B shall not be subordinated to any other Series.


                               [END OF ARTICLE I]

                                   ARTICLE II

                                   Definitions

            Section 2.01. Definitions.

          (a) Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms. All capitalized terms not otherwise defined herein are defined in the Indenture, the Transfer and Servicing Agreement or the Trust Agreement. Each capitalized term defined herein shall relate only to the Series 2000-B Notes and no other Series of Notes issued by the Issuer, unless the context otherwise requires. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the Transfer and Servicing Agreement or the Trust Agreement, the terms and provisions of this Indenture Supplement shall be controlling.

                       "Accumulation Period Factor" shall mean, with respect to any Monthly Period, a fraction, the numerator of which is equal to the sum of the initial invested amounts of all outstanding Series, and the denominator of which is equal to the sum of (a) the Initial Invested Amount, (b) the initial invested amounts of all outstanding Series (other than Series 2000-B) which are not expected to be in their revolving periods, and (c) the initial invested amounts of all other outstanding Series which are not allocating Shared Principal Collections to other Series and are in their revolving periods; provided, however, that this definition may be changed at anytime if the Rating Agency Condition is satisfied.

                       "Accumulation Period Length" shall have the meaning assigned such term in subsection 4.04(e).

                       "Accumulation Shortfall" shall mean (a) on the first Payment Date during the Controlled Accumulation Period, zero and (b) on each subsequent Payment Date during the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Payment Date over the amount deposited into the Principal Funding Account pursuant to subsection 4.04(c)(i) for the previous Payment Date.

                       "Additional Interest" shall mean, with respect to any Payment Date, Class A Additional Interest, Class B Additional Interest, Class C Additional Interest and Class D Additional Interest for such Payment Date.

                       "Adjusted Invested Amount" shall mean, as of any date of determination, an amount equal to the Invested Amount as of such date, minus the amount on deposit in the Principal Funding Account on such date.

                       "Available Cash Collateral Account Amount" shall mean, with respect to any Payment Date, an amount equal to the lesser of (a) the amount on deposit in the Cash Collateral Account, including Investment Earnings, on such date (before giving effect to any deposit to, or withdrawal from, the Cash Collateral Account made or to be made with respect to such date) and (b) the Required Cash Collateral Account Amount for such Payment Date.

                       "Available Finance Charge Collections" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Investor Finance Charge Collections for such Monthly Period, plus (b) Principal Funding Investment Proceeds, if any, with respect to the related Payment Date, plus (c) amounts, if any, to be withdrawn from the Reserve Account which will be deposited into the Collection Account on the related Payment Date to be treated as Available Finance Charge Collections pursuant to subsection 4.10(b) and subsection 4.10(d), plus (d) any Excess Finance Charge Collections with respect to other Series in Group One that are allocated to Series 2000-B pursuant to
Section 4.07.

                       "Available Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.06 are required to be applied on the related Payment Date, plus (c) any Shared Principal Collections with respect to other Principal Sharing Series in Group One (including any amounts on deposit in the Excess Funding Account or any amounts held by the holders of the Trust Beneficial Interests or Certificates pending allocation and distribution on any Payment
Date) pursuant to Section 8.05 of the Indenture and Section 4.08 hereof that are allocated to Series 2000-B, plus (d) the aggregate amount to be treated as Available Principal Collections pursuant to subsections 4.04(a)(v) and (vi) for the related Payment Date.

                       "Available Reserve Account Amount" shall mean, with respect to any Payment Date, the lesser of (a) the amount on deposit in the Reserve Account on such date (after taking into account any interest and earnings retained in the Reserve Account pursuant to subsection 4.10(b) on such date, but before giving effect to any deposit to, or withdrawal from the Reserve Account made or to be made on such date, and (b) the Required Reserve Account Amount.

                       "Base Rate" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Monthly Interest and the Monthly Servicing Fee, each with respect to the related Payment Date, and the denominator of which is the Invested Amount as of the close of business on the last day of the immediately preceding Monthly Period.

                       "Cash Collateral Account" shall have the meaning specified in subsection 4.11(a).

                       "Cash Collateral Account Deficiency" shall mean the excess, if any, of the Required Cash Collateral Account Amount over the Available Cash Collateral Account Amount.

                       "Cash Collateral Account Percentage" shall mean, (i) 1.75%, if the Quarterly Excess Spread Percentage on such Payment Date is greater than or equal to 4.50%, (ii) 2.75%, if the Quarterly Excess Spread Percentage on such Payment Date is less than 4.50% and greater than or equal to 3.50%, (iii) 3.75%, if the Quarterly Excess Spread Percentage on such Payment Date is less than 4.00% and greater than or equal to 3.50%; (iv) 4.25%, if the Quarterly Excess Spread Percentage on such Payment Date is less than 3.50% and greater than or equal to 3.00%, (v) 4.75%, if the Quarterly Excess Spread Percentage on such Payment Date is less than 3.00% and greater than or equal to 2.00%, (vi) 5.75%, if the Quarterly Excess Spread Percentage is less than 2.00% and greater than 0.00%, and (vii) 10.50%, if the Quarterly Excess Spread Percentage is less than 0%; provided, however, if the Cash Collateral Account Percentage for any Payment Date is higher than the Cash Collateral Account Percentage for the immediately preceding Payment Date, the Cash Collateral Account Percentage shall not be subsequently decreased to a lower percentage until the first Payment Date (a) that falls on or after the third Payment Date following the Payment Date on which the Cash Collateral Percentage had been increased and (b) on which the Quarterly Excess Spread Percentage has increased to a level above that for the then-current Cash Collateral Account Percentage, in which case the Cash Collateral Account Percentage shall be decreased to the appropriate percentage specified in clauses
(i) through (vii) of the definition thereof; and provided further, that if a Pay Out Event with respect to Series 2000-B has occurred (other than a Pay Out Event described in Section 6.01(d)), the Cash Collateral Account Percentage shall be 10.50% and shall no longer be subject to reduction.

                       "Class A Additional Interest" shall have the meaning specified in subsection 4.02(a).

                       "Class A Interest Shortfall" shall have the meaning specified in subsection 4.02(a).

                       "Class A Monthly Interest" shall have the meaning specified in subsection 4.02(a).

                       "Class A Note Initial Principal Balance" shall mean $480,000,000.

                       "Class A Note Interest Rate" shall mean a per annum rate of 0.17% in excess of LIBOR as determined on the related LIBOR Determination Date with respect to each Interest Period thereafter.

                       "Class A Note Principal Balance" shall mean, on any date of determination, an amount equal to (a) the Class A Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

                       "Class A Noteholder" shall mean the Person in whose name a Class A Note is registered in the Note Register.

                       "Class A Notes" shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of EXHIBIT A-1.

                       "Class A Required Amount" shall mean, with respect to any Payment Date, an amount equal to the excess of the amount described in subsection 4.04(a)(i) over the Available Finance Charge Collections applied to pay such amount pursuant to subsection 4.04(a).

                       "Class B Additional Interest" shall have the meaning specified in subsection 4.02(b).

                       "Class B Interest Shortfall" shall have the meaning specified in subsection 4.02(b).

                       "Class B Monthly Interest" shall have the meaning specified in subsection 4.02(b).

                       "Class B Note Initial Principal Balance" shall mean $57,000,000.

                       "Class B Note Interest Rate" shall mean a per annum rate of 0.55% in excess of LIBOR as determined on the related LIBOR Determination Date with respect to each Interest Period thereafter.

                       "Class B Note Principal Balance" shall mean, on any date of determination, an amount equal to (a) the Class B Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class B Noteholders on or prior to such date.

                       "Class B Noteholder" shall mean the Person in whose name a Class B Note is registered in the Note Register.

                       "Class B Notes" shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of EXHIBIT A-2.

                       "Class B Required Amount" shall mean, with respect to any Payment Date, an amount equal to the excess of the amount described in subsection 4.04(a)(ii) over the Available Finance Charge Collections applied to pay such amount pursuant to subsection 4.04(a).

                       "Class C Additional Interest" shall have the meaning specified in subsection 4.02(c).

                       "Class C Interest Shortfall" shall have the meaning specified in subsection 4.02(c).

                       "Class C Monthly Interest" shall have the meaning specified in subsection 4.02(c).

                       "Class C Note Initial Principal Balance" shall mean $42,000,000.

                       "Class C Note Interest Rate" shall mean a per annum rate of 1.25% in excess of LIBOR as determined on the related LIBOR Determination Date with respect to each Interest Period thereafter.

                       "Class C Note Principal Balance" shall mean, on any date of determination, an amount equal to (a) the Class C Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class C Noteholders on or prior to such date.

                       "Class C Noteholder" shall mean the Person in whose name a Class C Note is registered in the Note Register.

                       "Class C Notes" shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of EXHIBIT A-3.

                       "Class C Required Amount" shall mean, with respect to any Payment Date, an amount equal to the excess of the amount described in subsection 4.04(a)(iv) over the Available Finance Charge Collections applied to pay such amount pursuant to subsection 4.04(a).

                       "Class D Additional Interest" shall have the meaning specified in subsection 4.02(d).

                       "Class D Interest Shortfall" shall have the meaning specified in subsection 4.02(d).

                       "Class D Margin Percentage" shall mean 3.00%, unless another percentage is selected by the Transferor in accordance with Section 4.02(e) of this Indenture Supplement.

                       "Class D Monthly Interest" shall have the meaning specified in subsection 4.02(d).

                       "Class D Note Initial Principal Balance" shall mean $21,000,000.

                       "Class D Note Interest Rate" shall mean a per annum rate equal to the sum of (a) the Class D Margin Percentage and (b) LIBOR as determined on the related LIBOR Determination Date with respect to each Interest Period thereafter.

                       "Class D Note Principal Balance" shall mean, on any date of determination, an amount equal to (a) the Class D Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class D Noteholders on or prior to such date.

                       "Class D Noteholder" shall mean the Person in whose name a Class D Note is registered in the Note Register.

                       "Class D Notes" shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of EXHIBIT A-4.

                       "Closing Date" shall mean August 18, 2000.

                       "Controlled Accumulation Amount" shall mean, for any Payment Date occurring during the Controlled Accumulation Period, $75,000,000; provided, however, that if the Accumulation Period Length is determined to be less than 8 months pursuant to subsection 4.04(e), the Controlled Accumulation Amount for each Payment Date with respect to the Controlled Accumulation Period will be equal to (i) the product of (x) the Initial Invested Amount and (y) the Accumulation Period Factor for such Monthly Period divided by (ii) the Required Accumulation Factor Number.

                       "Controlled Accumulation Period" shall mean, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the close of business on October 31, 2002 or such later date as is determined in accordance with subsection 4.04(e), and ending on the first to occur of (a) the commencement of the Early Amortization Period, (b) the payment in full of the Note Principal Balance and (c) the Series 2000-B Final Maturity Date.

                       "Controlled Deposit Amount" shall mean, for any Payment Date occurring during the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any existing Accumulation Shortfall.

                       "Covered Amount" shall mean an amount, determined as of each Payment Date with respect to any Interest Period, equal to the sum of (a) the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times

(ii) the weighted average of the Class A Note Interest Rate, the Class B Note Interest Rate and the Class C Note Interest Rate in effect with respect to such Interest Period, times (iii) the aggregate amount on deposit in the Principal Funding Account up to the Invested Amount as of the Record Date preceding such Payment Date.

                       "Early Amortization Period" shall mean the period commencing on the Business Day immediately preceding the day on which a Pay Out Event with respect to Series 2000-B is deemed to have occurred, and ending on the first to occur of (i) the payment in full of the Note Principal Balance and
(ii) the Series 2000-B Final Maturity Date.

                       "Eligible Institution" shall mean any depository institution (which may be the Owner Trustee or the Indenture Trustee) organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which depository institution at all times (a) is a member of the FDIC and (b) has (i) a long-term unsecured debt rating of "AA-" by Standard & Poor's and "Aa2" by Moody's or (ii) a certificate of deposit rating of "A-1+" by Standard & Poor's and "P-1" by Moody's. Notwithstanding the previous sentence, any institution the appointment of which satisfies the Rating Agency Condition shall be considered an Eligible Institution. If so qualified, the Servicer may be considered an Eligible Institution for the purposes of this definition.

                       "Eligible Investments" shall mean the following securities, instruments, investments or other property, other than securities issued by or obligations of the Seller:

            (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

            (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof, or the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be "A-1+" by Standard & Poor's and "P-1" by Moody's.

            (c) commercial paper or other short-term obligations having original or remaining maturities of no more than thirty (30) days, and having, at the time of the Trust's investment or contractual commitment to invest therein, a rating of "A-1+" by Standard & Poor's and "P-1" by Moody's.

            (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, a rating of "A-1+" by Standard & Poor's and "P-1" by Moody's.

            (e) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (b) above;

            (f) money market funds having, at the time of the Trust's investment therein, a rating of "A-1+" by Standard & Poor's and "P-1" by Moody's (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor);

            (g) time deposits (having maturities not later than the succeeding Payment Date) other than as referred to in clause (d) above, with a Person the commercial paper of which has a credit rating of "A-1+" by Standard and Poor's and "P-1" by Moody's; and

            (h) any other investment of a type or rating that satisfies the Rating Agency Condition.

                       "Excess Spread Percentage" shall mean with respect to any Payment Date, a percentage equal to the Net Portfolio Yield for the preceding Monthly Period minus the Base Rate for the preceding Monthly Period.

                       "Expected Final Principal Payment Date" shall mean the July 21, 2003 Payment Date.

                       "Finance Charge Shortfall" shall have the meaning specified in Section 4.07.

                       "Finance Charge and Administrative Receivables" shall have the meaning specified in the Transfer and Servicing Agreement.

                       "Fixed Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Invested Amount as of the close of business on the last day of the Revolving Period and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of Principal Receivables in the Trust as of the close of business on the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust as of the Closing Date) and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such last day (or with respect to the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to Principal Receivables or Finance Charge and Administrative Receivables for all Series outstanding as of the date as to which such determination is being made; provided, however, that with respect to any Monthly Period in which a Reset Date occurs, the amount in clause (b)(i)(A) above shall be (1) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period, for the period from and including the first day of the prior Monthly Period to but excluding the related Reset Date, and (2) the aggregate amount of Principal Receivables in the Trust as of the opening of business on the related Reset Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Reset Date, for the period from and including the related Reset Date, to and including the last day of such Monthly Period.

                       "Floating Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding

Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of Principal Receivables in the Trust as of the close of business on the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such last day (or with respect to the first Monthly Period, as of the Closing Date) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to Finance Charge and Administrative Receivables, Defaulted Amounts or Principal Receivables, as applicable, for all Series outstanding as of the date as to which such determination is being made; provided, however, that with respect to any Monthly Period in which a Reset Date occurs, the amount in clause
(b)(i)(A) above shall be (1) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period, for the period from and including the first day of such Monthly Period to but excluding the related Reset Date and (2) the aggregate amount of Principal Receivables in the Trust as of the opening of business on the related Reset Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Reset Date, for the period from and including the related Reset Date to and including the last day of such Monthly Period.

                       "Group One" shall mean Series 2000-B and each other Series hereafter specified in the related Indenture Supplement to be included in Group One.

                       "Initial Invested Amount" shall mean $600,000,000.

                       "Interest Period" shall mean, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding such Payment Date.

                       "Invested Amount" shall mean, as of any date of determination, an amount equal to (i) the initial principal amount of the Series 2000-B Notes, minus (ii) the amount of principal previously paid to the Series 2000-B Noteholders, minus (iii) the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over the reimbursements of such amounts pursuant to subsection 4.04(a)(vi) prior to such date.

                       "Investment Earnings" shall mean, with respect to any Payment Date, all interest and earnings on Eligible Investments included in the Cash Collateral Account (net of losses and investment expenses) during the period commencing on and including the Payment Date immediately preceding such Payment Date and ending on but excluding such Payment Date.

                       "Investor Charge-Off" shall have the meaning specified in
Section 4.05.

                       "Investor Default Amount" shall mean, with respect to any Payment Date, an amount equal to the product of (a) the Defaulted Amount for the related Monthly Period and (b) the Floating Investor Percentage for such Monthly Period.

                       "Investor Finance Charge Collections" shall mean, with respect to any Monthly Period, an amount equal to the Investor Percentage for such Monthly Period of (a) Collections of Finance

Charge and Administrative Receivables (including Recoveries treated as Collections of Finance Charge and Administrative Receivables) deposited in the Collection Account for such Monthly Period and (b) Interchange treated as Investor Finance Charge Collections for such Monthly Period pursuant to subsection 3.01(b).

                       "Investor Percentage" shall mean, for any Monthly Period,
(a) with respect to Defaulted Amounts and Finance Charge and Administrative Receivables at any time and Principal Receivables during the Revolving Period, the Floating Investor Percentage and (b) with respect to Principal Receivables during the Controlled Accumulation Period or the Early Amortization Period, the Fixed Investor Percentage.

                       "Investor Principal Collections" shall mean, with respect to any Monthly Period, the aggregate amount retained in the Collection Account for Series 2000-B pursuant to subsection 4.01(c)(ii) for such Monthly Period and any amount treated as Investor Principal Collections for Series 2000-B pursuant to Section 8.03(b) of the Indenture.

                       "LIBOR" shall mean, the London interbank offered rate for one-month United States dollar deposits determined by the Indenture Trustee for each such Interest Period in accordance with the provisions of Section 4.12.

                       "LIBOR Determination Date" shall mean (i) August 16, 2000 for the period from and including the Closing Date through and including September 19, 2000, (ii) September 18, 2000 for the period from and including September 20, 2000 through and including October 19, 2000 and (iii) the second London Business Day prior to the commencement of the second and each subsequent Interest Period.

                       "London Business Day" shall mean any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                       "Monthly Interest" shall mean, with respect to any Payment Date, the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Class C Monthly Interest and the Class D Monthly Interest for such Payment Date.

                       "Monthly Principal" shall mean the monthly principal distributable in respect of the Notes as calculated in accordance with Section 4.03.

                       "Monthly Principal Reallocation Amount" shall mean, with respect to any Monthly Period, an amount equal to the sum of:

                       (A) the lower of (i) the Class A Required Amount and
            (ii) the product of (a) 20.00% and (b) the Initial Invested Amount minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Payment Date); and

                       (B) the lower of (i) the sum of the Class B Required
            Amount and the Servicing Fee Required Amount and (ii) the product of
            (a) 10.50% and (b) the Initial Invested Amount minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Payment Date and as required in (A) above); and

                        (C) the lower of (i) the Class C Required Amount and
            (ii) the product of (a) 3.50% and (b) the Initial Invested Amount minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Payment Date and as required in (A) and (B) above).

                       "Monthly Servicing Fee" shall have the meaning specified in subsection 3.01(a).

                       "Moody's" shall mean Moody's Investors Service, Inc. and any successor in interest thereto.

                       "Net Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to the sum of (i) Investor Finance Charge Collections with respect to such Monthly Period, plus (ii) the Principal Funding Investment Proceeds deposited into the Collection Account on the Payment Date related to such Monthly Period, plus (iii) the amount of the Reserve Draw Amount (up to the Available Reserve Account Amount) plus any amounts of interest and earnings described in Section 4.10, each deposited into the Collection Account on the Payment Date relating to such Monthly Period, such sum to be calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and (b) the denominator of which is the Invested Amount as of the last day of the prior Monthly Period; provided, however, that Excess Finance Charge Collections that are allocated to Series 2000-B with respect to such Monthly Period may be added to the numerator if the Transferor shall have provided ten
(10) Business Days prior written notice of such action to each Rating Agency and the Transferor, the Servicer and the Indenture Trustee shall have received notification in writing that such action will not result in any Rating Agency reducing or withdrawing its then existing rating of the Notes or any outstanding Series or Class with respect to which it is a Rating Agency.

                       "Note Principal Balance" shall mean, on any date of determination, an amount equal to the sum of the Class A Note Principal Balance, the Class B Note Principal Balance, the Class C Note Principal Balance and the Class D Note Principal Balance.

                       "Payment Date" shall mean October 20, 2000 and the twentieth day of each calendar month thereafter, or if such twentieth day is not a Business Day, the next succeeding Business Day.

                       "Percentage Allocation" shall have the meaning set forth in subsection 4.01(c)(ii)(y).

                       "Principal Funding Account" shall have the meaning set forth in subsection 4.09(a).

                       "Principal Funding Account Balance" shall mean, with respect to any date of determination, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

                       "Principal Funding Investment Proceeds" shall mean, with respect to each Payment Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Payment Date to but excluding such Payment Date.

                       "Quarterly Excess Spread Percentage" shall mean (a) with respect to the October 2000 Payment Date, the Excess Spread Percentage for the October 2000 Payment Date, (b) with respect to the November 2000 Payment Date, the percentage equivalent of a fraction the numerator of which is the sum of (i) the Excess Spread Percentage for the October 2000 Payment Date and (ii) the Excess Spread Percentage with respect to the November 2000 Payment Date and the denominator of which is two, (c) with respect to the December 2000 Payment Date and each Payment Date thereafter, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages with respect to the then-current Payment Date and the immediately preceding two Payment Dates and the denominator of which is three.

                       "Rating Agency" shall mean each of Standard & Poor's and Moody's.

                       "Reallocated Principal Collections" shall mean, with respect to any Payment Date, Investor Principal Collections applied in accordance with Section 4.06 in an amount not to exceed the Monthly Principal Reallocation Amount for the related Monthly Period.

                       "Reassignment Amount" shall mean, with respect to any Payment Date, after giving effect to any deposits and distributions otherwise to be made on such Payment Date, the sum of (i) the outstanding principal balance of the Series 2000-B Notes on such Payment Date, plus (ii) Monthly Interest for such Payment Date and any Monthly Interest previously due but not distributed to the Series 2000-B Noteholders, plus (iii) the amount of Additional Interest, if any, for such Payment Date and any Additional Interest previously due but not distributed to the Series 2000-B Noteholders on a prior Payment Date.

                       "Reference Banks" shall mean three major banks in the London interbank market selected by the Servicer.

                       "Required Accumulation Factor Number" shall be equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts, expressed as a decimal, for the 12 months preceding the date of such calculation; provided, however, that this definition may be changed at any time if the Rating Agency Condition is satisfied.

                       "Required Cash Collateral Account Amount" shall mean, (a) prior to the occurrence of an Event of Default with respect to Series 2000-B and acceleration of the maturity of the Series 2000-B Notes pursuant to Section 5.03 of the Indenture, with respect to any date of determination, the product of (i) the Cash Collateral Account Percentage in effect on such date and (ii) the Initial Invested Amount; provided that the Required Cash Collateral Account Amount shall not exceed the sum of the Class C Note Principal Balance and the Class D Note Principal Balance, minus the excess, if any, of the Principal Funding Account Balance over the sum of the Class A Note Principal Balance and the Class B Note Principal Balance on such date of determination and (b) after the occurrence of an Event of Default with respect to Series 2000-B and acceleration of the maturity of the Series 2000-B Notes pursuant to Section 5.03 of the Indenture, for any Payment Date, the sum of (i) the amount on deposit in the Cash Collateral Account on such Payment Date, plus (ii) Available Finance Charge Collections for such Payment Date remaining after application of such amounts pursuant to subsection 4.04(a)(vii), plus (iii) amounts on deposit in the Reserve Account in excess of the Required Reserve Account Amount; provided, however, that if after the occurrence of an Event of Default with respect to Series 2000-B the maturity of the Series 2000-B Notes is not accelerated, the Required Cash Collateral Account Amount shall not exceed the Note Principal Balance.

                       "Required Reserve Account Amount" shall mean, with respect to any Payment Date on or after the Reserve Account Funding Date, an amount equal to (a) the product of (i) 0.50% of the Note Principal Balance as of the preceding Payment Date and (ii) a fraction the numerator of which is the number of Monthly Periods scheduled to be included in the Controlled Accumulation Period as of such date and the denominator of which is eight (except that if such numerator is one, the Required Reserve Account Amount determined pursuant to this clause (a) shall be $0), or (b) any other amount designated by the Transferor; provided, however, that if such designation is of a lesser amount, the Transferor shall (i) provide the Servicer and the Indenture Trustee with evidence that the Rating Agency Condition with respect to such designation shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an Authorized Officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2000-B.

                       "Required Transferor Interest" shall have the meaning specified in the Indenture.

                       "Reserve Account" shall have the meaning specified in subsection 4.10(a).

                       "Reserve Account Funding Date" shall mean the date designated by the Servicer which occurs not later than the earliest of (a) the Payment Date with respect to the Monthly Period which commences 3 months prior to the commencement of the Controlled Accumulation Period or (b) such other date designated by the Servicer.

                       "Reserve Account Surplus" shall mean, as of any Payment Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

                       "Reserve Draw Amount" shall mean, with respect to each Payment Date during the Controlled Accumulation Period or the first Payment Date during the Early Amortization Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Payment Date are less than the Covered Amount determined as of such Payment Date.

                       "Reset Date" shall mean, any date that is (i) an Addition Date, (ii) a date on which the issuance of additional Notes of an Outstanding Series occurs, (iii) a date on which an increase or decrease in the Invested Amount of any Series that is a variable principal funding Series occurs or (iv) a Removal Date.

                       "Revolving Period" shall mean the period beginning on the Closing Date and ending on the earlier of the close of business on the day immediately preceding the day the Controlled Accumulation Period commences or the Early Amortization Period commences.

                       "Series 2000-B" shall mean the Series of Notes the terms of which are specified in this Indenture Supplement.

                       "Series 2000-B Final Maturity Date" shall mean the earlier to occur of (a) the Payment Date on which the Note Principal Balance is paid in full and (b) the January 2006 Payment Date.

                       "Series 2000-B Note" shall mean a Class A Note, a Class B Note, a Class C Note or a Class D Note.

                       "Series 2000-B Noteholder" shall mean a Class A Noteholder, a Class B Noteholder, a Class C Noteholder or a Class D Noteholder.

                       "Series 2000-B Pay Out Event" shall have the meaning specified in Section 6.01.

                       "Series 2000-B Principal Shortfall" shall have the meaning specified in subsection 4.08.

                       "Servicing Fee Rate" shall mean 2% per annum.

                       "Servicing Fee Required Amount" shall mean, with respect to any Payment Date, an amount equal to the excess of the amount described in subsection 4.04(a)(iii) over the Available Finance Charge Collections applied to pay such amount pursuant to subsection 4.04(a).

                       "Standard & Poor's" shall mean Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and any successor in interest thereto.

                       "Telerate Page 3750" shall mean the display page currently so designated on the Bridge Telerate Capital Markets Report (or such other page as may replace that page in that service for the purpose of displaying comparable rates or prices).

            (b) The words "HEREOF," "HEREIN," "HEREUNDER" and words of similar import when used in this Indenture Supplement shall refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Indenture Supplement unless otherwise specified; and the term "INCLUDING" means "INCLUDING WITHOUT LIMITATION."

                               [END OF ARTICLE II]

                                   ARTICLE III

                         SERVICING FEE AND INTERCHANGE

    Section 3.01. Servicing Compensation; Interchange.

         (a) Servicing Fee. The Servicer shall determine the share of the Servicing Fee allocable to Series 2000-B with respect to any Payment Date (the "MONTHLY SERVICING FEE"), which shall be equal to one-twelfth of the product of
(a) the Servicing Fee Rate and (b) (i) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Payment Date, minus (ii) the product of the amount, if any, on deposit in the Excess Funding Account as of the last day of the Monthly Period preceding such Payment Date and the Floating Investor Percentage with respect to such Monthly Period; provided, however, that with respect to the first Payment Date, the Monthly Servicing Fee shall be equal to $1,000,000. The remainder of the Servicing Fee shall be paid by the holder of the Transferor Beneficial Interest or the noteholders of other Series (as provided in the related Indenture Supplements) and in no event shall the Trust, the Indenture Trustee or the Series 2000-B Noteholders be liable for the share of the Servicing Fee to be paid by the holder of the Transferor Beneficial Interest or the noteholders of any other Series. To the extent that the Monthly Servicing Fee is not paid in full pursuant to the preceding provisions of this
Section 3.01and Section 4.04, it shall be paid by the Holder of the Transferor Beneficial Interest or the Certificates.

         (b) Interchange. On or before each Determination Date, the Servicer shall notify the Transferor of the amount of Interchange to be included as Investor Finance Charge Collections with respect to the preceding Monthly Period as determined pursuant to this subsection 3.01(b). Such amount of Interchange shall be equal to the product of (i) the amount of Interchange attributable to the Accounts, as reasonably estimated by the Servicer, and (ii) the Investor Percentage with regard to Finance Charge and Administrative Receivables. On each Payment Date, the Servicer shall deposit into the Collection Account, in immediately available funds, the amount of Interchange to be so included as Investor Finance Charge Collections with respect to the preceding Monthly Period and such Interchange shall be treated as a portion of Investor Finance Charge Collections for all purposes of this Indenture Supplement, the Indenture and the Transfer and Servicing Agreement.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                       Rights of Series 2000-B Noteholders
                  and Allocation and Application of Collections

    Section 4.01. Collections and Allocations .

         (a) Allocations. Collections of Finance Charge and Administrative Receivables and Principal Receivables and Defaulted Receivables allocated to Series 2000-B pursuant to Article VIII of the Indenture shall be allocated and distributed as set forth in this Article.

         (b) Payments to the Transferor. The Servicer shall, on Deposit Dates, withdraw from the Collection Account and pay to the holders of Trust Beneficial Interests or Certificates the following amounts:

                           (i) an amount equal to the Transferor Percentage of Collections of Finance Charge and Administrative Receivables to the extent such amount is deposited in the Collection Account; and

                           (ii) an amount equal to the Transferor Percentage of Collections of Principal Receivables deposited in the Collection Account, if the Transferor Interest (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit
         Date) exceeds zero and otherwise shall be deposited in the Excess Funding Account.

The withdrawals to be made from the Collection Account pursuant to this subsection 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including payment of the purchase price for the Receivables or the Notes pursuant to, respectively, Section 2.06 or 7.01 of the Transfer and Servicing Agreement and payment of the purchase price for the Series 2000-B Notes pursuant to Section 7.01 of this Indenture Supplement.

         (c) Allocations to the Series 2000-B Noteholders. The Servicer shall, prior to the close of business on any Deposit Date, allocate to the Series 2000-B Noteholders the following amounts as set forth below:

                           (i) Allocations of Finance Charge Collections. The Servicer shall, allocate to the Series 2000-B Noteholders and deposit in the Collection Account for application as provided herein an amount equal to the product of (A) the Investor Percentage and (B) the aggregate amount of Collections of Finance Charge and Administrative Receivables for such Deposit Date.

                           (ii) Allocations of Principal Collections. The Servicer shall allocate to the Series 2000-B Noteholders the following amounts as set forth below:

                           (x) Allocations During the Revolving Period. During
                  the Revolving Period, an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables on such Deposit Date shall be allocated to the Series 2000-B Noteholders and shall be paid to the holders of Trust Beneficial Interests or Certificates only if the Transferor Interest on such date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Excess Funding Account.

                           (y) Allocations During the Controlled Accumulation
                  Period. During the Controlled Accumulation Period an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date (the product for any such date is hereinafter referred to as a "PERCENTAGE ALLOCATION") shall be allocated to the Series 2000-B Noteholders and retained in the Collection Account until deposited monthly in the Principal Funding Account as provided herein; provided, however, that if the sum of such Percentage Allocation and all preceding Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount during the Controlled Accumulation Period for the related Payment Date, then such excess shall not be treated as a Percentage Allocation and shall be paid to the holders of Trust Beneficial Interests or Certificates only if the Transferor Interest on such date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Excess Funding Account.

                           (z) Allocations During the Early Amortization Period.
                  During the Early Amortization Period, an amount equal to the product of (I) the Investor Percentage and (II) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2000-B Noteholders and retained in the Collection Account until applied as provided herein; provided, however, that after the date on which an amount of such Collections equal to the Adjusted Invested Amount has been deposited into the Collection Account and allocated to the Series 2000-B Noteholders, such amount shall be paid to the holders of Trust Beneficial Interests or Certificates only if the Transferor Interest on such date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Excess Funding Account.

    Section 4.02. Determination of Monthly Interest.

         (a) The amount of monthly interest ("CLASS A MONTHLY INTEREST") distributable from the Collection Account with respect to the Class A Notes on any Payment Date shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class A Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Class A Note Principal Balance as of the close of business on the related Record Date (or, with respect to the initial Payment Date, the Class A Note Initial Principal Balance).

         On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the "CLASS A INTEREST SHORTFALL"), of (x) the Class A Monthly Interest for such Payment Date over (y) the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Payment Date. If the Class A Interest Shortfall with respect to any Payment Date is greater than zero, on each subsequent Payment Date until such Class A Interest Shortfall is fully paid, an additional amount ("CLASS A ADDITIONAL INTEREST") equal to the product of (i)a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class A Note Interest Rate in effect with respect to the related Interest Period, times (iii) such Class A Interest Shortfall (or the portion thereof which has not been paid to the Class A Noteholders) shall be payable as provided herein with respect to the Class A Notes. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.

         (b) The amount of monthly interest ("CLASS B MONTHLY INTEREST") distributable from the Collection Account with respect to the Class B Notes on any Payment Date shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class B Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Class B Note Principal Balance as of the close of business on the related Record Date (or, with respect to the initial Payment Date, the Class B Note Initial Principal Balance).

         On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the "CLASS B INTEREST SHORTFALL"), of (x) the Class B Monthly Interest for such Payment Date over (y) the aggregate amount of funds allocated and available to pay such Class B Monthly Interest on such Payment Date. If the Class B Interest Shortfall with respect to any Payment Date is greater than zero, on each subsequent Payment Date until such Class B Interest Shortfall is fully paid, an additional amount ("CLASS B ADDITIONAL INTEREST") equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class B Note Interest Rate in effect with respect to the related Interest Period, times (iii) such Class B Interest Shortfall (or the portion thereof which has not been paid to the Class B Noteholders) shall be payable as provided herein with respect to the Class B Notes. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to the Class B Noteholders only to the extent permitted by applicable law.

         (c) The amount of monthly interest ("CLASS C MONTHLY INTEREST") distributable from the Collection Account with respect to the Class C Notes on any Payment Date shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class C Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Class C Note Principal Balance as of the close of business on the related Record Date (or, with respect to the initial Payment Date, the Class C Note Initial Principal Balance).

                  On the Determination Date preceding each Payment Date, the Servicer shall determine an amount (the "CLASS C INTEREST SHORTFALL") equal to
(x) the aggregate Class C Monthly Interest for such Payment Date minus (y) the aggregate amount of funds allocated and available to pay such

Class C Monthly Interest on such Payment Date. If the Class C Interest Shortfall with respect to any Payment Date is greater than zero, on each subsequent Payment Date until such Class C Interest Shortfall is fully paid, an additional amount ("CLASS C ADDITIONAL INTEREST") shall be payable as provided herein with respect to the Class C Notes equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class C Note Interest Rate in effect with respect to the related Interest Period, times (iii) such Class C Interest Shortfall (or the portion thereof which has not been paid to the Class C Noteholders (after giving effect to the application of the proceeds of any draw made on the Cash Collateral Account as provided in subsections 4.04(a)(iv) and 4.11(c) for the purpose of paying such amount with respect to such Payment
Date)). Notwithstanding anything to the contrary herein, Class C Additional Interest shall be payable or distributed to the Class C Noteholders only to the extent permitted by applicable law.

         (d) The amount of monthly interest ("CLASS D MONTHLY INTEREST") distributable from the Collection Account with respect to the Class D Notes on any Payment Date shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class D Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Class D Note Principal Balance as of the close of business on the related Record Date (or, with respect to the initial Payment Date, the Class D Note Initial Principal Balance).

         (e) The Transferor may change the Class D Margin Percentage with the prior written consent of each Rating Agency and without the prior consent of any Noteholder, so long as the Class D Notes are held by the Transferor or an Affiliate of the Transferor.

                  On the Determination Date preceding each Payment Date, the Servicer shall determine an amount (the "CLASS D INTEREST SHORTFALL") equal to
(x) the aggregate Class D Monthly Interest for such Payment Date minus (y) the aggregate amount of funds allocated and available to pay such Class D Monthly Interest on such Payment Date. If the Class D Interest Shortfall with respect to any Payment Date is greater than zero, on each subsequent Payment Date until such Class D Interest Shortfall is fully paid, an additional amount ("CLASS D ADDITIONAL INTEREST") shall be payable as provided herein with respect to the Class D Notes equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class D Note Interest Rate in effect with respect to the related Interest Period, times (iii) such Class D Interest Shortfall (or the portion thereof which has not been paid to the Class D Noteholders (after giving effect to the application of the proceeds of any draw made on the Cash Collateral Account as provided in subsections 4.04(a)(viii) and 4.11(c) for the purpose of paying such amount with respect to such Payment Date)). Notwithstanding anything to the contrary herein, Class D Additional Interest shall be payable or distributed to the Class D Noteholders only to the extent permitted by applicable law.

    Section 4.03. Determination of Monthly Principal .

                  The amount of monthly principal distributable from the Collection Account with respect to the Notes on each Payment Date (the "MONTHLY PRINCIPAL"), beginning with the Payment

Date in the month following the month in which the Controlled Accumulation Period or, if earlier, the Early Amortization Period, begins, shall be equal to the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Payment Date, (ii) for each Payment Date during the Controlled Accumulation Period, the Controlled Deposit Amount for such Payment Date and (iii) the Adjusted Invested Amount (after taking into account any adjustments to be made on such Payment Date pursuant to Sections
4.05 and 4.06) prior to any deposit into the Principal Funding Account on such Payment Date.

    Section 4.04. Application of Available Finance Charge Collections and Available Principal Collections . The Servicer shall apply, or shall cause the Indenture Trustee to apply, by written instruction to the Indenture Trustee, on each Payment Date, Available Finance Charge Collections and Available Principal Collections on deposit in the Collection Account with respect to such Payment Date to make the following distributions:

          (a) On each Payment Date, an amount equal to the Available Finance Charge Collections with respect to such Payment Date on deposit in the Collection Account will be distributed or deposited in the following priority:

                  (i) an amount equal to Class A Monthly Interest for such Payment Date, plus the amount of any Class A Monthly Interest previously due but not distributed to Class A Noteholders on a prior Payment Date, plus the amount of any Class A Additional Interest for such Payment Date, plus the amount of any Class A Additional Interest previously due but not distributed to Class A Noteholders on a prior Payment Date, shall be distributed to the Paying Agent for payment to Class A Noteholders on such Payment Date;

                  (ii) an amount equal to Class B Monthly Interest for such Payment Date, plus the amount of any Class B Monthly Interest previously due but not distributed to Class B Noteholders on a prior Payment Date, plus the amount of any Class B Additional Interest for such Payment Date, plus the amount of any Class B Additional Interest previously due but not distributed to Class B Noteholders on a prior Payment Date, shall be distributed to the Paying Agent for payment to Class B Noteholders on such Payment Date;

                  (iii) an amount equal to the Monthly Servicing Fee for such Payment Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Payment Date, shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with Section
         8.04 of the Indenture);

                  (iv) an amount equal to Class C Monthly Interest for such Payment Date, plus the amount of any Class C Monthly Interest previously due but not distributed to the Class C Noteholders on a prior Payment Date, plus the amount of any Class C Additional Interest for such Payment Date, plus the amount of any Class C Additional Interest previously due but not distributed to the Class C Noteholders on a prior Payment Date shall be distributed to the Paying Agent for payment to the Class C Noteholders on such Payment Date; provided, however, that, in the event that the sum of Class C Monthly Interest exceeds the amount of

         Available Finance Charge Collections available (after giving effect to subsections 4.04(a)(i) through (iii) above) to fund such Class C Monthly Interest and Class C Additional Interest, a draw will be made from amounts available for distribution in the Cash Collateral Account (at the times and in the amounts specified in Section 4.11) and shall be distributed to the Paying Agent for payment to the Class C Noteholders on such Payment Date in accordance with this subsection 4.04(a)(iv); (v) an amount equal to the Investor Default Amount, if any, for the related Monthly Period shall be treated as a portion of Available Principal Collections for such Payment Date;

                  (vi) an amount equal to the sum of the aggregate amount of Investor Charge-Offs and the amount of Reallocated Principal Collections which have not been previously reimbursed pursuant to this subparagraph (vi) shall be treated as a portion of Available Principal Collections for such Payment Date;

                  (vii) on each Payment Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in subsection 4.10(f), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

                  (viii) an amount equal to Class D Monthly Interest for such Payment Date, plus the amount of any Class D Monthly Interest previously due but not distributed to the Class D Noteholders on a prior Payment Date, plus the amount of any Class D Additional Interest for such Payment Date, plus the amount of any Class D Additional Interest previously due but not distributed to the Class D Noteholders on a prior Payment Date shall be distributed to the Paying Agent for payment to the Class D Noteholders on such Payment Date; provided, however, that, in the event that the sum of Class D Monthly Interest exceeds the amount of Available Finance Charge Collections available (after giving effect to subsections 4.04(a)(i) through (vii) above) to fund such Class D Monthly Interest and Class D Additional Interest, a draw will be made from amounts available for distribution in the Cash Collateral Account (at the times and in the amounts specified in Section 4.11) and shall be distributed to the Paying Agent for payment to the Class D Noteholders on such Payment Date in accordance with this subsection 4.04(a)(viii);

                  (ix) an amount equal to the amounts required to be deposited in the Cash Collateral Account pursuant to Section 4.11(f) shall be deposited into the Cash Collateral Account as provided in Section 4.11(f);

                  (x) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Payment Date and will be available for allocation to other Series in Group One as described in Section
         8.08 of the Indenture; and

                  (xi) to the extent not applied as set forth in clause (x), any remaining amounts will be paid to the holders of Trust Beneficial Interests or Certificates.

          (b) On each Payment Date with respect to the Revolving Period, an amount equal to the Available Principal Collections for the related Monthly Period shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Indenture.

          (c) On each Payment Date during the Controlled Accumulation Period or the Early Amortization Period, an amount equal to the Available Principal Collections for the related Monthly Period shall be distributed or deposited in the following order of priority:

                  (i) during the Controlled Accumulation Period, an amount equal to the Monthly Principal for such Payment Date shall be deposited into the Principal Funding Account;

                  (ii) during the Early Amortization Period, an amount equal to the Monthly Principal for such Payment Date shall be distributed to the Paying Agent for payment to the Class A Noteholders on such Payment Date and on each subsequent Payment Date until the Class A Note Principal Balance has been paid in full;

                  (iii) during the Early Amortization Period, after the Class A Note Principal Balance has been paid in full, an amount equal to the Monthly Principal remaining, if any, shall be distributed to the Paying Agent for payment to the Class B Noteholders on such Payment Date and on each subsequent Payment Date until the Class B Note Principal Balance has been paid in full;

                  (iv) during the Early Amortization Period, after the Class A Note Principal Balance and the Class B Note Principal Balance have been paid in full, an amount equal to the Monthly Principal remaining, if any, shall be distributed to the Paying Agent for payment to the Class C Noteholders on such Payment Date and on each subsequent Payment Date until the Class C Note Principal Balance has been paid in full;

                  (v) during the Early Amortization Period, after the Class A Note Principal Balance, the Class B Note Principal Balance and the Class C Note Principal Balance have been paid in full, an amount equal to the Monthly Principal remaining, if any, shall be distributed to the Paying Agent for payment to the Class D Noteholders on such Payment Date and on each subsequent Payment Date until the Class D Note Principal Balance has been paid in full; and

                  (vi) in the case of each of the Controlled Accumulation Period and the Early Amortization Period, the balance of such Available Principal Collections remaining after application in accordance with clause (i) or (v) above shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Indenture.

         (d) On the earlier to occur of (i) the first Payment Date during the Early Amortization Period and (ii) the Expected Final Principal Payment Date, the Indenture Trustee, acting in accordance with written instructions from the Servicer, shall withdraw from the Principal Funding Account and distribute to the Paying Agent for payment to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders, the amounts deposited into the Principal Funding Account pursuant to subsection 4.04(c)(i).

    (e) The Controlled Accumulation Period is scheduled to commence at the close of business on October 31, 2002; provided, however, that, if the Accumulation Period Length (determined as described below) is less than 8 months, the date on which the Controlled Accumulation Period actually commences will be delayed to the first Business Day of the month that is the number of whole months prior to the Expected Final Principal Payment Date at least equal to the Accumulation Period Length and, as a result, the number of Monthly Periods in the Controlled Accumulation Period will at least equal the Accumulation Period Length. On the Determination Date immediately preceding the Reserve Account Funding Date, and each Determination Date thereafter until the Controlled Accumulation Period begins, the Servicer will determine the "ACCUMULATION PERIOD LENGTH" which will equal the number of whole months such that the sum of the Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length will not be determined to be less than one month; provided further, however, that the determination of the Accumulation Period Length may be changed at any time if the Rating Agency Condition is satisfied.

    Section 4.05. Investor Charge-Offs. On each Determination Date, the Servicer shall calculate the Investor Default Amount, if any, for the related Payment Date. If, on any Payment Date, the Investor Default Amount for such Payment Date exceeds the amount of Available Finance Charge Collections allocated with respect thereto pursuant to subsection 4.04(a)(v) with respect to such Payment Date, the Invested Amount (after giving effect to any reductions for any Reallocated Principal Collections on such Payment Date) will be reduced by the amount of such excess, but not by more than the lesser of the Investor Default Amount and the Invested Amount (after giving effect to any reductions for any Reallocated Principal Collections on such Payment Date) for such Payment Date (such reduction, an "INVESTOR CHARGE-OFF").

    Section 4.06. Reallocated Principal Collections. On each Payment Date, the Servicer shall apply, or shall cause the Indenture Trustee to apply, Reallocated Principal Collections with respect to such Payment Date, to fund any deficiency pursuant to and in the priority set forth in subsections 4.04(a)(i), (ii), (iii) and (iv). On each Payment Date, the Invested Amount shall be reduced by the amount of Reallocated Principal Collections for such Payment Date.

    Section 4.07. Excess Finance Charge Collections. Series 2000-B shall be an Excess Allocation Series with respect to Group One only. Subject to Section
    8.08 of the Indenture, Excess Finance Charge Collections with respect to the Excess Allocation Series in Group One for any Payment Date will be allocated to Series 2000-B in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series in Group One for such Payment Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2000-B for such Payment Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series in Group One for such Payment Date. The "FINANCE CHARGE SHORTFALL" for Series 2000-B for any Payment Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to subsections 4.04(a)(i) through (viii) on such Payment Date over (b) the Investor Finance Charge Collections with respect to such Payment Date.

Section 4.08. Shared Principal Collections.

          Subject to Section 8.05 of the Indenture, Shared Principal Collections with respect to the Series in Group One for any Payment Date will be allocated to Series 2000-B in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series in Group One for such Payment Date and (y) a fraction, the numerator of which is the Series 2000-B Principal Shortfall for such Payment Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series in Group One for such Payment Date. The "SERIES 2000-B PRINCIPAL SHORTFALL" will be equal to (a) for any Payment Date with respect to the Revolving Period or the Early Amortization Period, zero; (b) for any Payment Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount with respect to such Payment Date over the amount of Available Principal Collections for such Payment Date (excluding any portion thereof attributable to Shared Principal Collections).

         Section 4.09. Principal Funding Account.

         (a) The Indenture Trustee shall establish and maintain with an Eligible Institution, which may be the Indenture Trustee in the name of the Trust, on behalf of the Trust, for the benefit of the Series 2000-B Noteholders, a segregated trust account with the corporate trust department of such Eligible Institution (the "PRINCIPAL FUNDING Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-B Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2000-B Noteholders. If at any time the institution holding the Principal Funding Account ceases to be an Eligible Institution, the Servicer shall notify the Indenture Trustee in writing, and the Indenture Trustee upon being so notified (or the Servicer on its behalf) shall, within ten (10) Business Days, establish a new Principal Funding Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Principal Funding Account. The Indenture Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Principal Funding Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement, and (ii) on each Payment Date (from and after the commencement of the Controlled Accumulation Period) prior to the termination of the Principal Funding Account, make deposits into the Principal Funding Account in the amounts specified in, and otherwise in accordance with, subsection 4.04(c)(i).

         (b) Funds on deposit in the Principal Funding Account shall be invested at the written direction of the Servicer by the Indenture Trustee in Eligible Investments. Funds on deposit in the Principal Funding Account on any Payment Date, after giving effect to any deposits to or withdrawals from the Principal Funding Account on such Payment Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Payment Date.

         The Indenture Trustee shall hold such of the Eligible Investments as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Eligible Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

         On each Payment Date during the Controlled Accumulation Period and on the first Payment Date to occur during the Early Amortization Period, the Indenture Trustee, acting at the Servicer's written direction given on or before such Payment Date, shall transfer from the Principal Funding Account to the Collection Account the Principal Funding Investment Proceeds on deposit in the Principal Funding Account for application as Available Finance Charge Collections in accordance with Section 4.04.

         Principal Funding Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Funding Account for purposes of this Indenture Supplement.

         Section 4.10. Reserve Account.

         (a) The Indenture Trustee shall establish and maintain with an Eligible Institution, which may be the Indenture Trustee in the name of the Trust, on behalf of the Trust, for the benefit of the Series 2000-B Noteholders, a segregated trust account with the corporate trust department of such Eligible Institution (the "RESERVE ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-B Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2000-B Noteholders. If at any time the institution holding the Reserve Account ceases to be an Eligible Institution, the Servicer shall notify the Indenture Trustee in writing, and the Indenture Trustee upon being so notified (or the Servicer on its behalf) shall, within ten (10) Business Days, establish a new Reserve Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Reserve Account. The Indenture Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Payment Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account, make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.04(a)(vii).

          (b) Funds on deposit in the Reserve Account shall be invested at the written direction of the Servicer by the Indenture Trustee in Eligible Investments. Funds on deposit in the Reserve Account on any Payment Date, after giving effect to any deposits to or withdrawals from the Reserve Account on such Payment Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Payment Date.

         The Indenture Trustee shall hold such of the Eligible Investments as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Eligible Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

         On each Payment Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Payment Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited into the Collection Account and included in Available Finance Charge Collections for such Payment Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Indenture Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

          (c) On or before each Payment Date during the Controlled Accumulation Period and on or before the first Payment Date to occur during the Early Amortization Period, the Servicer shall calculate the Reserve Draw Amount; provided, however, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under Section 4.04(a)(vii) with respect to such Payment Date.

         (d) In the event that for any Payment Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Payment Date by the Indenture Trustee (acting in accordance with the written instructions of the Servicer) and deposited into the Collection Account for application as

Available Finance Charge Collections for such Payment Date.

         (e) In the event that the Reserve Account Surplus on any Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Payment Date, is greater than zero, the Indenture Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account an amount equal to such Reserve Account Surplus and (i) deposit such amounts in the Cash Collateral Account, to the extent that funds on deposit in the Cash Collateral Account are less than the Required Cash Collateral Account Amount, and (ii) distribute any such amounts remaining after application pursuant to subsection 4.10(e)(i) to the holders of Trust Beneficial Interests or Certificates.

         (f) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article VIII of the Trust Agreement, (ii) the first Payment Date to occur during the Early Amortization Period and (iii) the Expected Final Principal Payment Date, the Indenture Trustee, acting in accordance with the written instructions of the Servicer, after the prior payment of all amounts owing to the Series 2000-B Noteholders that are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account all amounts, if any, on deposit in the Reserve Account and (i) deposit such amounts in the Cash Collateral Account, to the extent that funds on deposit in the Cash Collateral Account are less than the Required Cash Collateral Account Amount, and (ii) distribute any such amounts remaining after application pursuant to subsection 4.10(f)(i) to the holders of the Trust Beneficial Interests or Certificates. The Reserve Account shall thereafter be deemed to have terminated for purposes of this Indenture Supplement.

         Section 4.11. Cash Collateral Account.

         (a) On or prior to the Closing Date, the Servicer shall establish and maintain with an Eligible Institution, which may be the Indenture Trustee in the name of the Trust, on behalf of the Trust, for the benefit of the Class C Noteholders and the Class D Noteholders , a segregated account with the corporate trust department of such Eligible Institution (the "CASH COLLATERAL ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class C Noteholders and the Class D Noteholders. Except as otherwise provided in this Section 4.11, the Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Class C Noteholders and the Class D Noteholders. If at any time the institution holding the Cash Collateral Account ceases to be an Eligible Institution, the Servicer shall notify the Indenture Trustee in writing, and the Indenture Trustee upon being so notified (or the Servicer on its behalf) shall, within ten (10) Business Days (or such longer period as to which the Rating Agencies may consent) establish a new Cash Collateral Account meeting the conditions specified above with an Eligible Institution and shall transfer any cash or any investments to such new Cash Collateral Account. The Indenture Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Cash Collateral Account from time to time in an amount up to the Available Cash Collateral Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Payment Date prior to termination of the Cash Collateral Account, make a deposit into the Cash Collateral Account in the amount specified in, and otherwise in accordance with, subsection 4.11(f).

          (b) Funds on deposit in the Cash Collateral Account shall be invested at the written direction of the Servicer by the Indenture Trustee in Eligible Investments. Funds on deposit in the Cash Collateral Account on any Payment Date, after giving effect to any withdrawals from and deposits to the Cash Collateral Account on such Payment Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Payment Date.

         The Indenture Trustee shall hold such of the Eligible Investments as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Eligible Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. Except as permitted by this subsection 4.11(b), the Indenture Trustee shall not hold Eligible Investments through an agent or a nominee.

         On each Payment Date (but subject to subsections 4.11(c) and 4.11(d)), the Investment Earnings, if any, accrued since the preceding Payment Date on funds on deposit in the Cash Collateral Account shall be retained in the Cash Collateral Account and applied as other funds therein are applied. For purposes of determining the availability of funds or the balance in the Cash Collateral Account for any reason under this Indenture Supplement (subject to subsections 4.11(c) and 4.11(d)), all Investment Earnings shall be deemed not to be available or on deposit.

         (c) If, on any Payment Date, the aggregate amount available for distribution pursuant to subsections 4.04(a)(iv) and 4.04(a)(viii) is less than the aggregate amount required to be distributed pursuant to subsections 4.04(a)(iv) and 4.04(a)(viii) (without giving effect to any limitation based on Available Finance Charge Collections), the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Cash Collateral Account the amount of such deficiency up to the Available Cash Collateral Account Amount and, if the Available Cash Collateral Account Amount is less than such deficiency, Investment Earnings credited to the Cash Collateral Account, and deposit such amount in the Collection Account for payment to the Class C Noteholders in respect of interest on the Class C Notes and to the Class D Noteholders in respect of interest on the Class D Notes in accordance with
Section 4.04.

         (d) On the Series 2000-B Final Maturity Date, the Indenture Trustee at the written direction of the Servicer shall withdraw from the Cash Collateral Account an amount equal to the lesser of (i) the sum of the Class C Note Principal Balance and the Class D Note Principal Balance (after any payments to be made pursuant to subsection 4.04(c) on such date) and (ii) the Available Cash Collateral Account Amount and, if the Available Cash Collateral Account Amount is not sufficient to reduce each of the Class C Note Principal Balance and the Class D Note Principal Balance to zero, Investment Earnings credited to the Cash Collateral Account up to the amount required to reduce each of the Class C Note Principal Balance and the Class D Note Principal Balance to zero, and the Indenture Trustee or the Servicer shall deposit such amounts into the Collection Account for distribution to the Class C Noteholders and the Class D Noteholders in accordance with subsections 5.02(f) and 5.02(h).

         (e) On any day following the occurrence of an Event of Default with respect to Series 2000-B and acceleration of the maturity of the Series 2000-B Notes pursuant to Section 5.03 of the Indenture, the Servicer shall withdraw from the Cash Collateral Account an amount equal to the Available Cash Collateral Account Amount and the Indenture Trustee or the Servicer shall deposit such amounts into the Collection Account for distribution to the Class C Noteholders and the Class D Noteholders, in that order of priority, in accordance with Section 5.02, to fund any shortfalls in amounts owed to such Noteholders.

         (f) If on any Payment Date, after giving effect to all withdrawals from the Cash Collateral Account, the Available Cash Collateral Account Amount is less than the Required Cash Collateral Account Amount then in effect, Available Finance Charge Collections, minus the amount described in clause (d) of the definition of Available Finance Charge Collections, shall be deposited into the Cash Collateral Account under the circumstances set forth in subsection 4.04(a)(ix) up to the amount of the Cash Collateral Account Deficiency.

         (g) If on any Payment Date, after giving effect to all withdrawals from and deposits to the Cash Collateral Account, the amount on deposit in the Cash Collateral Account would exceed the Required Cash Collateral Account Amount then in effect, the Indenture Trustee shall, at the written direction of the Servicer, release such excess to the Transferor. On the date on which each of the Class C Note Principal Balance and the Class D Note Principal Balance has been paid in full (including amounts to be paid to the Class C Noteholders and the Class D Noteholders pursuant to subsection 4.11(d) above), the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Cash Collateral Account all amounts then remaining in the Cash Collateral Account and pay such amounts to the Transferor.

         Section 4.12 Determination of LIBOR.

         (a) On each LIBOR Determination Date, the Indenture Trustee shall determine LIBOR on the basis of the rate for deposits in United States dollars having a maturity of one month commencing on such LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, LIBOR for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period and in an amount of not less than U.S. $1,000,000. The Indenture Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, LIBOR for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, LIBOR for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period and in an amount of not less than U.S. $1,000,000; provided, that, if the banks selected by the Servicer are not quoting such rates, LIBOR for that LIBOR Determination Date will be the same as LIBOR for the immediately preceding LIBOR Determination Date.

         (b) The Class A Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate and the Class D Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its corporate trust office at (800) 735-7777 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Series 2000-B Noteholder from time to time.

          (c) On each LIBOR Determination Date, the Indenture Trustee shall send to the Transferor by facsimile transmission, notification of LIBOR for the following Interest Period.

         Section 4.13. Investment Instructions. Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 11:00 a.m., New York City time, on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. In the event the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 11:00 a.m., New York City time, on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m., New York City time, on the day such investment is requested to be made.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                        Delivery of Series 2000-B Notes;
              Distributions; Reports to Series 2000-B Noteholders

         Section 5.01. Delivery and Payment for the Series 2000-B Notes.

         The Issuer shall execute and issue, and the Indenture Trustee shall authenticate, the Series 2000-B Notes in accordance with Section 2.03 of the Indenture. The Indenture Trustee shall deliver the Series 2000-B Notes to or upon the order of the Trust when so authenticated.

         Section 5.02 Distributions.

         (a) On each Payment Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest on the Class A Notes pursuant to this Indenture Supplement.

         (b) On each Payment Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay principal of the Class A Notes pursuant to this Indenture Supplement.

         (c) On each Payment Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class B Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest on the Class B Notes pursuant to this Indenture Supplement.

         (d) On each Payment Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date (other that as provided in Section 11.02 of the Indenture) such Class B Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay principal of the Class B Notes pursuant to this Indenture Supplement.

         (e) On each Payment Date, the Paying Agent shall distribute to each Class C Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class C Noteholder's pro rata share of the amounts held by the Paying Agent (including amounts held by the Paying Agent with respect to amounts withdrawn from the Cash Collateral Account (at the times and in the amounts specified in Section 4.11)) that are allocated and available on such Payment Date to pay interest on the Class C Notes pursuant to this Indenture Supplement.

         (f) On each Payment Date, the Paying Agent shall distribute to each Class C Noteholder of record on the related Record Date (other that as provided in Section 11.02 of the Indenture) such Class C Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay principal of the Class C Notes pursuant to this Indenture Supplement.

         (g) On each Payment Date, the Paying Agent shall distribute to each Class D Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class D Noteholder's pro rata share of the amounts held by the Paying Agent (including amounts held by the Paying Agent with respect to amounts withdrawn from the Cash Collateral Account (at the times and in the amounts specified in Section 4.11)) that are allocated and available on such Payment Date to pay interest on the Class D Notes pursuant to this Indenture Supplement.

         (h) On each Payment Date, the Paying Agent shall distribute to each Class D Noteholder of record on the related Record Date (other that as provided in Section 11.02 of the Indenture) such Class D Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay principal of the Class D Notes pursuant to this Indenture Supplement.

         (i) The distributions to be made pursuant to this Section 5.02 are subject to the provisions of Sections 2.06, 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Indenture and Section 7.01 of this Indenture Supplement.

         (j) Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to Series 2000-B Noteholders hereunder shall be made by (i) check mailed to each Series 2000-B Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Series 2000-B Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2000-B Note or the making of any notation thereon.

    Section 5.03 Reports and Statements to Series 2000-B Noteholders.


         (a) On each Payment Date, the Paying Agent, on behalf of the Indenture Trustee, shall forward to each Series 2000-B Noteholder a statement substantially in the form of EXHIBIT C prepared by the Servicer.

         (b) Not later than the second Business Day preceding each Payment Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Paying Agent and each Rating Agency (i) a statement substantially in the form of EXHIBIT C prepared by the Servicer and (ii) a certificate of an Authorized Officer substantially in the form of EXHIBIT D; provided that the Servicer may amend the form of EXHIBIT C and EXHIBIT D, from time to time, with the consent of the Indenture Trustee.

         (c) A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series 2000-B Noteholder by a request in writing to the Servicer.

         (d) On or before January 31 of each calendar year, beginning with calendar year 2001, the Paying Agent, on behalf of the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2000-B Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2000-B Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2000-B Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

                               [END OF ARTICLE V]

                                   ARTICLE VI

                          Series 2000-B Pay Out Events


    Section 6.01. Series 2000-B Pay Out Events . If any one of the following events shall occur with respect to the Series 2000-B Notes:

         (a) failure on the part of the Transferor (i) to make any payment or deposit required to be made by the Transferor by the terms of the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring five (5) Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform any other covenants or agreements of the Transferor set forth in the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement, which failure has a material adverse effect on the Series 2000-B Noteholders and which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Holder of the Series 2000-B Notes;

         (b) any representation or warranty made by the Transferor in the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Transferor pursuant to Section 2.01 or subsection 2.09(h) of the Transfer and Servicing Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Holder of the Series 2000-B Notes and as a result of which the interests of the Series 2000-B Noteholders are materially and adversely affected for such period; provided, however, that a Series 2000-B Pay Out Event pursuant to this subsection 6.01(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;

         (c) the average of the Net Portfolio Yield for any three consecutive Monthly Periods is reduced to a rate which is less than the average of the Base Rates for such period;

         (d) the Class A Note Principal Balance, the Class B Note Principal Balance, the Class C Note Principal Balance or the Class D Note Principal Balance shall not be paid in full on the Expected Final Principal Payment Date; or.

then, in the case of any event described in subparagraph (a) or (b) or any Trust Pay Out Event described in Section 5.01(a) of the Indenture, after the applicable grace period, if any, set forth in such subparagraphs or in Section
5.01 of the Indenture, either the Indenture Trustee or the Holders of Series 2000-B Notes evidencing not less than 50% of the aggregate unpaid principal amount of Series 2000-B Notes by notice then given in writing to the Transferor and the Servicer (and to the

Indenture Trustee if given by the Series 2000-B Noteholders) may declare that a "Series Pay Out Event" with respect to Series 2000-B (a "SERIES 2000-B PAY OUT EVENT") has occurred as of the date of such notice, and, in the case of any event described in subparagraph (c), (d) or (e) or any Trust Pay Out Event described in Sections 5.01(b), (c) or (d) of the Indenture, a Series 2000-B Pay Out Event shall occur without any notice or other action on the part of the Indenture Trustee or the Series 2000-B Noteholders immediately upon the occurrence of such event.

         (e) without limiting the foregoing, the occurrence of an Event of Default with respect to Series 2000-B.

                               [END OF ARTICLE VI]

                                   ARTICLE VII

            REDEMPTION OF SERIES 2000-B NOTES; FINAL DISTRIBUTIONS;
                               SERIES TERMINATION


    Section 7.01. Optional Redemption of Series 2000-B Notes; Final
Distributions.

         (a) On any day occurring on or after the date on which the Invested Amount is reduced to 10% or less of the initial Invested Amount, the Servicer shall have the option to redeem the Series 2000-B Notes, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

          (b) The Servicer shall give the Issuer and the Indenture Trustee at least thirty (30) days prior written notice of the date on which the Servicer intends to exercise such optional redemption. Not later than 12:00 noon, New York City time, on such day the Servicer shall deposit into the Collection Account in immediately available funds the excess of the Reassignment Amount over the amount, if any, on deposit in the Principal Funding Account. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Collection Account in accordance with the foregoing, the Invested Amount for Series 2000-B shall be reduced to zero and the Series 2000-B Noteholders shall have no further security interest in the Receivables. The Reassignment Amount shall be distributed as set forth in subsection 7.01(d).

         (c) (i) The amount to be paid by the Transferor with respect to Series 2000-B in connection with a reassignment of Receivables to the Transferor pursuant to Section 2.06 of the Transfer and Servicing Agreement shall equal the Reassignment Amount for the first Payment Date following the Monthly Period in which the reassignment obligation arises under the Transfer and Servicing Agreement.

             (ii) The amount to be paid by the Transferor with respect to Series 2000-B in connection with a repurchase of the Notes pursuant to Section
7.01 of the Transfer and Servicing Agreement shall equal the Reassignment Amount for the Payment Date of such repurchase.

         (d) With respect to the Reassignment Amount deposited into the Collection Account pursuant to this Section 7.01, the Indenture Trustee shall, in accordance with the written direction of the Servicer, not later than 12:00 noon, New York City time, on the related Payment Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Note Principal Balance on such Payment Date will be distributed to the Paying Agent for payment to the Class A Noteholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Payment Date, (B) any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Payment Date and (C) the amount of Class A Additional Interest, if any, for such Payment Date and any Class A Additional Interest previously due but not distributed to the Class A Noteholders on any prior Payment Date, will be distributed to the Paying Agent for payment to the Class A Noteholders, (ii) (x) the Class B Note

Principal Balance on such Payment Date will be distributed to the Paying Agent for payment to the Class B Noteholders and (y) an amount equal to the sum of (A) Class B Monthly Interest for such Payment Date, (B) any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on a prior Payment Date and (C) the amount of Class B Additional Interest, if any, for such Payment Date and any Class B Additional Interest previously due but not distributed to the Class B Noteholders on any prior Payment Date, will be distributed to the Paying Agent for payment to the Class B Noteholders, (iii) (x) the Class C Note Principal Balance on such Payment Date will be distributed to the Paying Agent for payment to the Class C Noteholders and (y) an amount equal to the sum of (A) Class C Monthly Interest for such Payment Date, (B) any Class C Monthly Interest previously due but not distributed to the Class C Noteholders on a prior Payment Date and (C) the amount of Class C Additional Interest, if any, for such Payment Date and any Class C Additional Interest previously due but not distributed to the Class C Noteholders on any prior Payment Date, will be distributed to the Paying Agent for payment to the Class C Noteholders, (iv) (x) the Class D Note Principal Balance on such Payment Date will be distributed to the Paying Agent for payment to the Class D Noteholders and (y) an amount equal to the sum of (A) Class D Monthly Interest for such Payment Date, (B) any Class D Monthly Interest previously due but not distributed to the Class D Noteholders on a prior Payment Date and (C) the amount of Class D Additional Interest, if any, for such Payment Date and any Class D Additional Interest previously due but not distributed to the Class D Noteholders on any prior Payment Date, will be distributed to the Paying Agent for payment to the Class D Noteholders and (iv) any excess shall be released to the Issuer.

          (e) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement, if the Paying Agent is not also the Indenture Trustee, all amounts distributed to the Paying Agent pursuant to subsection 7.01(d) for payment to the Series 2000-B Noteholders shall be deemed distributed in full to the Series 2000-B Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section 7.01 and shall be deemed to be a final distribution pursuant to
Section 11.02 of the Indenture.

    Section 7.02. Series Termination.

         On the Series 2000-B Final Maturity Date, the right of the Series 2000-B Noteholders to receive payments from the Issuer will be limited solely to the right to receive payments pursuant to Section 5.05 of the Indenture.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                            Miscellaneous Provisions

    Section 8.01. Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

    Section 8.02. Form of Delivery of the Series 2000-B Notes.

    The Class A Notes, the Class B Notes and the Class C Notes shall be Book-Entry Notes and shall be delivered as Registered Notes as provided in
Section 2.01 of the Indenture in substantially the form of Exhibit A hereto.

    Section 8.03. Additional Requirements for Registration of and Limitations on Transfer and Exchange of Class D Notes.

    (a) (i) Registration of transfer of the Class D Notes shall be effected only if such transfer is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act, the transferor or the transferee shall deliver, at its expense, to the Transferor, the Servicer and the Indenture Trustee, either (A) an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as Exhibit E-1, or
(B) an Opinion of Counsel satisfactory to the Transferor, the Servicer and the Indenture Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer, the Transferor, the Servicer, the Seller, the Indenture Trustee or the Transfer Agent and Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder's prospective transferee on which such Opinion of Counsel is based. None of the Issuer, the Transferor, the Servicer, the Seller, the Indenture Trustee or the Transfer Agent and Registrar is obligated to register or qualify the Class D Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture Supplement or the Indenture to permit the transfer of the Class D Notes without registration or qualification. Any Class D Noteholder desiring to effect a transfer of unregistered Class D Notes shall, and does hereby agree to, indemnify the Issuer, the Transferor (unless the transferor of the Class D Notes is the Transferor), the Servicer, the Seller, the Indenture Trustee and the Transfer Agent and Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws and no registration of transfer shall be made until such letter is so delivered.

    (b) Class D Notes issued upon registration or transfer of, or Class D Notes issued in exchange for Class D Notes shall bear the restrictive legend regarding securities laws contained in the form of the Class D Note attached as Exhibit A-4 hereto, unless the Transferor, the Servicer, the Indenture Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed or modified.

         (c) Registration of transfer of Class D Notes shall be effected only if the transferee has executed and delivered a certification in the form and substance attached hereto as Exhibit E-2 to the effect that either (i) the transferee is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Code (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that the transferee's acquisition and continued holding of the applicable Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption or other applicable statutory or regulatory exemption.

         (d) If so requested by the Transferor, the Indenture Trustee will make available to any prospective purchaser of Class D Notes who so requests, a copy of a letter provided to the Trustee by or on behalf of the Transferor relating to the transferability of any Series or Class to a Benefit Plan.

    Section 8.04. Amendment. This Indenture Supplement may be amended only in accordance with the provisions set forth in Section 10.01 and Section 10.02 of the Indenture.

    Section 8.05. Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

    Section 8.06. GOVERNING LAW. THIS INDENTURE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

    Section 8.07. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall (i) Wilmington Trust Company in its individual capacity, (ii) any owner of a beneficial interest in the Trust or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity), have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                              [END OF ARTICLE VIII]

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.




                                      WILMINGTON TRUST COMPANY,
                                      as Owner Trustee of

                                      ADVANTA BUSINESS CARD MASTER TRUST


                                      By: /s/ Anita Dallago
                                         --------------------------------------
                                      Name:  Anita Dallago
                                      Title: Financial Services Officer

                                      BANKERS TRUST COMPANY,
                                      not in its individual capacity,
                                      but solely as Indenture Trustee



                                      By: /s/ Peter Becker
                                         ---------------------------------------
                                      Name:  Peter Becker
                                      Title: Assistant Vice President





             [Signature Page to Series 2000-B Indenture Supplement]

Acknowledged and Accepted:

ADVANTA BANK CORP.,
as Servicer


By:  /s/ Mark B. Hales
    -------------------------------
    Name:  Mark B. Hales
    Title: President

Acknowledged and Accepted:

ADVANTA BUSINESS RECEIVABLES CORP.,
as Transferor


By:  /s/ Michael Coco
    -------------------------------
    Name:  Michael Coco
    Title: Vice President - Finance





             [Signature Page to Series 2000-B Indenture Supplement]

                                                                    EXHIBIT A-1



                        FORM OF CLASS A ASSET BACKED NOTE

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER OR THE TRANSFEROR, OR JOIN IN INSTITUTING AGAINST THE ISSUER OR THE TRANSFEROR, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

         THE HOLDER OF THIS CLASS A NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.



                              Exhibit A-1 (Page 1)

INITIAL OUTSTANDING PRINCIPAL BALANCE REGISTERED                    $__________*

No. R-_________                                             CUSIP NO. __________

                ADVANTA BUSINESS CARD MASTER TRUST SERIES 2000-B

                         CLASS A [ %] ASSET BACKED NOTE

         Wilmington Trust Company, as Owner Trustee of Advanta Business Card Master Trust (herein referred to as the "Issuer" or the "Trust"), a Delaware common law trust governed by a Trust Agreement dated as of August 18, 2000, for value received, hereby promises to pay to _________________, or registered assigns, subject to the following provisions, the principal sum of __________________ DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the Series 2000-B Final Maturity Date (which is the earlier to occur of (a) the Payment Date on which the Note Principal Balance is paid in full and (b) the January 2006 Payment Date), except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class A Note Interest Rate on each Payment Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.




 * Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                              Exhibit A-1 (Page 2)

            IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.





                               WILMINGTON TRUST COMPANY,
                                     as Owner Trustee of


                               ADVANTA BUSINESS CARD MASTER TRUST



                               By:
                                  --------------------------------------
                               Name:
                               Title:



Dated:             ,
       ------------  ----


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Class A Notes described in the within-mentioned Indenture.


                               Bankers Trust Company


                               By:
                                  --------------------------------------
                                  Authorized Signatory



                              Exhibit A-1 (Page 3)

                ADVANTA BUSINESS CARD MASTER TRUST SERIES 2000-B

                            CLASS A ASSET BACKED NOTE

                         Summary of Terms and Conditions

            This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as Advanta Business Card Master Trust, Series 2000-B (the "SERIES 2000-B NOTES"), issued under a Master Indenture dated as of August 1, 2000 (the "MASTER INDENTURE"), between the Issuer and Bankers Trust Company, as indenture trustee (the "INDENTURE TRUSTEE"), as supplemented by the Indenture Supplement dated as of August 1, 2000 (the "INDENTURE SUPPLEMENT"), and representing the right to receive certain payments from the Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

            The Class B Notes, the Class C Notes and the Class D Notes will also be issued under the Indenture.

            The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

            This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

            The Class A Note Initial Principal Balance is $480,000,000. The Class A Note Principal Balance on any date of determination will be an amount equal to (a) the Class A Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

            The Expected Final Principal Payment Date is the July 2003 Payment Date, but principal with respect to the Class A Notes may be paid earlier or later under certain circumstances described in the Indenture. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to deposit into the Principal Funding Account the Controlled Deposit Amount, then to the extent that excess funds are not available on subsequent Payment Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Notes will occur later than the Expected Final Principal Payment Date. Payments of principal of the Notes shall be payable in accordance with the provisions of the Indenture.

                              Exhibit A-1 (Page 4)

            Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.

            On each Payment Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (except for the final payment in respect of this Class A Note) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class A Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final payment, payments to Series 2000-B Noteholders shall be made by (i) check mailed to each Series 2000-B Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Series 2000-B Notes registered in the name of the nominee of a Clearing Agency, such payment shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2000-B Note or the making of any notation thereon. Final payment of this Class A Note will be made only upon presentation and surrender of this Class A Note at the office or agency specified in the notice of final payment delivered by the Indenture Trustee to the Series 2000-B Noteholders in accordance with the Indenture.

            On any day occurring on or after the date on which the outstanding principal balance of the Series 2000-B Notes is reduced to 10% or less of the initial outstanding principal balance of the Series 2000-B Notes, the Servicer shall have the option to redeem the Series 2000-B Notes, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

            THIS CLASS A NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE TRANSFEROR, ADVANTA BANK CORP., ADVANTA CORP., OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

            Except as otherwise provided in the Indenture Supplement, the Class A Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class A Note shall be registered in the Note Register upon surrender of this Class A Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class A Noteholder or such Class A Noteholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

                              Exhibit A-1 (Page 5)

            As provided in the Indenture and subject to certain limitations therein set forth, Class A Notes are exchangeable for new Class A Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

            The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, the Transferor or the Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, the Transferor or the Indenture Trustee shall be affected by notice to the contrary.

            THIS CLASS A NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                              Exhibit A-1 (Page 6)

                                   ASSIGNMENT

Social Security or other identifying number of assignee ________________________

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.



Dated:
       _______________                   ______________________________**
                                           Signature Guaranteed:





______________

            ** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                              Exhibit A-1 (Page 7)

                                                                     EXHIBIT A-2

                        FORM OF CLASS B ASSET BACKED NOTE

            UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER OR THE TRANSFEROR, OR JOIN IN INSTITUTING AGAINST THE ISSUER OR THE TRANSFEROR, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

            THE HOLDER OF THIS CLASS B NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS B NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

                              Exhibit A-2 (Page 1)

REGISTERED                                                $___________________*

No. R-____________                                      CUSIP NO. __________

                ADVANTA BUSINESS CARD MASTER TRUST SERIES 2000-B

                            CLASS B ASSET BACKED NOTE

            Wilmington Trust Company, as Owner Trustee of Advanta Business Card Master Trust (herein referred to as the "Issuer" or the "Trust"), a Delaware common law trust governed by a Trust Agreement dated as of August 18, 2000, for value received, hereby promises to pay to _________________, or registered assigns, subject to the following provisions, the principal sum of __________________ DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the Series 2000-B Final Maturity Date (which is the earlier to occur of (a) the Payment Date on which the Note Principal Balance is paid in full and (b) the January 2006 Payment Date), except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class B Note Interest Rate on each Payment Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Note shall be paid in the manner specified on the reverse hereof.

            The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

            THIS CLASS B NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

----------------

            * Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                              Exhibit A-2 (Page 2)

                  IN WITNESS WHEREOF, the Issuer has caused this Class B Note to be duly executed.


                               WILMINGTON TRUST COMPANY,
                                     as Owner Trustee of


                               ADVANTA BUSINESS CARD MASTER TRUST



                               By:
                                  --------------------------------------
                               Name:
                               Title:



Dated:             ,
       ------------  ----


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Class B Notes described in the within-mentioned Indenture.


                               Bankers Trust Company,
                               as Indenture Trustee


                               By:
                                  --------------------------------------
                                          Authorized Signatory


                              Exhibit A-2 (Page 3)

                 ADVANTA BUSINESS CARD MASTER TRUST SERIES 2000-

                            CLASS B ASSET BACKED NOTE


                         Summary of Terms and Conditions

            This Class B Note is one of a duly authorized issue of Notes of the Issuer, designated as Advanta Business Card Master Trust, Series 2000-B (the "SERIES 2000-B NOTES"), issued under a Master Indenture dated as of August 1, 2000 (the "MASTER INDENTURE"), between the Issuer and Bankers Trust Company, as indenture trustee (the "INDENTURE TRUSTEE"), as supplemented by the Indenture Supplement dated as of August 1, 2000 (the "INDENTURE SUPPLEMENT"), and representing the right to receive certain payments from the Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

            The Class A Notes, the Class C Notes and the Class D Notes will also be issued under the Indenture.

            The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

            This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

            The Class B Note Initial Principal Balance is $57,000,000.

            The Class B Note Principal Balance on any date of determination will be an amount equal to (a) the Class B Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class B Noteholders on or prior to such date.

            The Expected Final Principal Payment Date is the July 2003 Payment Date, but principal with respect to the Class B Notes may be paid earlier or later under certain circumstances described in the Indenture. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to deposit into the Principal Funding Account the Controlled Deposit Amount, then to the extent that excess funds are not available on subsequent Payment Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Notes will occur later than the Expected Final Principal Payment Date. Payments of principal of the Notes shall be payable in accordance with the provisions of the Indenture.

                              Exhibit A-2 (Page 4)

            Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.

            On each Payment Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date (except for the final payment in respect of this Class B Note) such Class B Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class B Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final payment, payments to Series 2000-B Noteholders shall be made by (i) check mailed to each Series 2000-B Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Series 2000-B Notes registered in the name of the nominee of a Clearing Agency, such payment shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2000-B Note or the making of any notation thereon. Final payment of this Class B Note will be made only upon presentation and surrender of this Class B Note at the office or agency specified in the notice of final payment delivered by the Indenture Trustee to the Series 2000-B Noteholders in accordance with the Indenture.

            On any day occurring on or after the date on which the outstanding principal balance of the Series 2000-B Notes is reduced to 10% or less of the initial outstanding principal balance of the Series 2000-B Notes, the Servicer shall have the option to redeem the Series 2000-B Notes, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

            THIS CLASS B NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE TRANSFEROR, ADVANTA BANK CORP., ADVANTA CORP., OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

            Except as otherwise provided in the Indenture Supplement, the Class B Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class B Note shall be registered in the Note Register upon surrender of this Class B Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class B Noteholder or such Class B Noteholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class B Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

                              Exhibit A-2 (Page 5)

            As provided in the Indenture and subject to certain limitations therein set forth, Class B Notes are exchangeable for new Class B Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

            The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, the Transferor or the Indenture Trustee shall treat the person in whose name this Class B Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, the Transferor or the Indenture Trustee shall be affected by notice to the contrary.

            THIS CLASS B NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                              Exhibit A-2 (Page 6)

                                   ASSIGNMENT

Social Security or other identifying number of assignee _______________________.

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
                      [
                       ------------------------------------
                         (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.


Dated:           ,                                                       **
       ----------  -----                  -------------------------------
                                                Signature Guaranteed:








---------------

            ** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                              Exhibit A-2 (Page 7)

                                                                     EXHIBIT A-3

                        FORM OF CLASS C ASSET BACKED NOTE

            UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER OR THE TRANSFEROR, OR JOIN IN INSTITUTING AGAINST THE ISSUER OR THE TRANSFEROR, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

            THE HOLDER OF THIS CLASS C NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS C NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

REGISTERED                                                $                *
                                                           ---------------

No. R-                                               CUSIP NO.
      ----------                                               ----------



---------------

            * Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                              Exhibit A-3 (Page 1)

                ADVANTA BUSINESS CARD MASTER TRUST SERIES 2000-B

                            CLASS C ASSET BACKED NOTE

            Wilmington Trust Company, as Owner Trustee of Advanta Business Card Master Trust (herein referred to as the "Issuer" or the "Trust"), a Delaware common law trust governed by a Trust Agreement dated as of August 18, 2000, for value received, hereby promises to pay to _________________, or registered assigns, subject to the following provisions, the principal sum of __________________ DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the Series 2000-B Final Maturity Date (which is the earlier to occur of (a) the Payment Date on which the Note Principal Balance is paid in full and (b) the January 2006 Payment Date), except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class C Note Interest Rate on each Payment Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Note shall be paid in the manner specified on the reverse hereof.

            The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

            THIS CLASS C NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A AND CLASS B NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.


                              Exhibit A-3 (Page 2)

            IN WITNESS WHEREOF, the Issuer has caused this Class C Note to be duly executed.



                                 WILMINGTON TRUST COMPANY,
                                      as Owner Trustee of



                                 ADVANTA BUSINESS CARD MASTER TRUST





                                 By:
                                    --------------------------------
                                 Name:
                                 Title:



Dated:           ,
       ----------  ----


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Class C Notes described in the within-mentioned Indenture.


                                 Bankers Trust Company,
                                 as Indenture Trustee


                                 By:
                                    --------------------------------
                                         Authorized Signatory


                              Exhibit A-3 (Page 3)

                ADVANTA BUSINESS CARD MASTER TRUST SERIES 2000-B

                            CLASS C ASSET BACKED NOTE

                         Summary of Terms and Conditions

            This Class C Note is one of a duly authorized issue of Notes of the Issuer, designated as Advanta Business Card Master Trust, Series 2000-B (the "SERIES 2000-B NOTES"), issued under a Master Indenture dated as of August 1, 2000 (the "MASTER INDENTURE"), between the Issuer and Bankers Trust Company, as indenture trustee (the "INDENTURE TRUSTEE"), as supplemented by the Indenture Supplement dated as of August 1, 2000 (the "INDENTURE SUPPLEMENT"), and representing the right to receive certain payments from the Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

            The Class A Notes, the Class B Notes and the Class D Notes will also be issued under the Indenture.

            The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

            This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

            The Class C Note Initial Principal Balance is $42,000,000.

            The Class C Note Principal Balance on any date of determination will be an amount equal to (a) the Class C Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class C Noteholders on or prior to such date.

            The Expected Final Principal Payment Date is the July 2003 Payment Date, but principal with respect to the Class C Notes may be paid earlier or later under certain circumstances described in the Indenture. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to deposit into the Principal Funding Account the Controlled Deposit Amount, then to the extent that excess funds are not available on subsequent Payment Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Notes will occur later than the Expected Final Principal Payment Date. Payments of principal of the Notes shall be payable in accordance with the provisions of the Indenture.

                              Exhibit A-3 (Page 4)

            Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.

            On each Payment Date, the Paying Agent shall distribute to each Class C Noteholder of record on the related Record Date (except for the final payment in respect of this Class C Note) such Class C Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class C Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final payment, payments to Series 2000-B Noteholders shall be made by (i) check mailed to each Series 2000-B Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Series 2000-B Notes registered in the name of the nominee of a Clearing Agency, such payment shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2000-B Note or the making of any notation thereon. Final payment of this Class C Note will be made only upon presentation and surrender of this Class C Note at the office or agency specified in the notice of final payment delivered by the Indenture Trustee to the Series 2000-B Noteholders in accordance with the Indenture.

            On any day occurring on or after the date on which the outstanding principal balance of the Series 2000-B Notes is reduced to 10% or less of the initial outstanding principal balance of the Series 2000-B Notes, the Servicer shall have the option to redeem the Series 2000-B Notes, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

            THIS CLASS C NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE TRANSFEROR, ADVANTA BANK CORP., ADVANTA CORP., OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

            Except as otherwise provided in the Indenture Supplement, the Class C Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class C Note shall be registered in the Note Register upon surrender of this Class C Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class C Noteholder or such Class C Noteholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class C Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

                              Exhibit A-3 (Page 5)

            As provided in the Indenture and subject to certain limitations therein set forth, Class C Notes are exchangeable for new Class C Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

            The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, the Transferor or the Indenture Trustee shall treat the person in whose name this Class C Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, the Transferor or the Indenture Trustee shall be affected by notice to the contrary.

            THIS CLASS C NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                              Exhibit A-3 (Page 6)

                                   ASSIGNMENT

Social Security or other identifying number of assignee ________________________

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                     [                                    ]
                      ------------------------------------
                         (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.


Dated:           ,                                                           **
       ----------  ----                      --------------------------------
                                                   Signature Guaranteed:





---------------

            ** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                              Exhibit A-3 (Page 7)

                                                                     EXHIBIT A-4

                        FORM OF CLASS D ASSET BACKED NOTE

            UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER OR THE TRANSFEROR, OR JOIN IN INSTITUTING AGAINST THE ISSUER OR THE TRANSFEROR, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

            THE HOLDER OF THIS CLASS D NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS D NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE SUPPLEMENT REFERRED TO HEREIN.

            THIS NOTE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS SET
FORTH HEREIN AND IN THE INDENTURE SUPPLEMENT.

REGISTERED                                                $                *
                                                           ---------------
No. R-                                               CUSIP NO.
      ----------                                               ----------


-------------

            * Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                              Exhibit A-4 (Page 1)

                ADVANTA BUSINESS CARD MASTER TRUST SERIES 2000-B

                            CLASS D ASSET BACKED NOTE

            Wilmington Trust Company, as Owner Trustee of Advanta Business Card Master Trust (herein referred to as the "Issuer" or the "Trust"), a Delaware common law trust governed by a Trust Agreement dated as of August 18, 2000, for value received, hereby promises to pay to _________________, or registered assigns, subject to the following provisions, the principal sum of __________________ DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the Series 2000-B Final Maturity Date (which is the earlier to occur of (a) the Payment Date on which the Note Principal Balance is paid in full and (b) the January 2006 Payment Date), except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class D Note Interest Rate on each Payment Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Note shall be paid in the manner specified on the reverse hereof.

            The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

            THIS CLASS D NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A, CLASS B NOTES AND THE CLASS C NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

                              Exhibit A-4 (Page 2)

            IN WITNESS WHEREOF, the Issuer has caused this Class D Note to be duly executed.


                                WILMINGTON TRUST COMPANY,
                                   as Owner Trustee of

                                ADVANTA BUSINESS CARD MASTER TRUST

                                By:
                                   -------------------------------------
                                Name:
                                Title:

Dated:           ,
       ----------  ----

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Class D Notes described in the within-mentioned Indenture.


                             Bankers Trust Company,
                             as Indenture Trustee


                             By:
                                ---------------------------
                                   Authorized Signatory


                              Exhibit A-4 (Page 3)

                ADVANTA BUSINESS CARD MASTER TRUST SERIES 2000-B

                            CLASS D ASSET BACKED NOTE

                         Summary of Terms and Conditions

            This Class D Note is one of a duly authorized issue of Notes of the Issuer, designated as Advanta Business Card Master Trust, Series 2000-B (the "SERIES 2000-B NOTES"), issued under a Master Indenture dated as of August 1, 2000 (the "MASTER INDENTURE"), between the Issuer and Bankers Trust Company, as indenture trustee (the "INDENTURE TRUSTEE"), as supplemented by the Indenture Supplement dated as of August 1, 2000 (the "INDENTURE SUPPLEMENT"), and representing the right to receive certain payments from the Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

            The Class A Notes, the Class B Notes and the Class C Notes will also be issued under the Indenture.

            The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

            This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

            The Class D Note Initial Principal Balance is $21,000,000.

            The Class D Note Principal Balance on any date of determination will be an amount equal to (a) the Class D Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class D Noteholders on or prior to such date.

            The Expected Final Principal Payment Date is the July 2003 Payment Date, but principal with respect to the Class D Notes may be paid earlier or later under certain circumstances described in the Indenture. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to deposit into the Principal Funding Account the Controlled Deposit Amount, then to the extent that excess funds are not available on subsequent Payment Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Notes will occur later than the Expected Final Principal Payment Date. Payments of principal of the Notes shall be payable in accordance with the provisions of the Indenture.

            Subject to the terms and conditions of the Indenture, the Transferor may, from time to time,


                              Exhibit A-4 (Page 4)
direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.

            On each Payment Date, the Paying Agent shall distribute to each Class D Noteholder of record on the related Record Date (except for the final payment in respect of this Class D Note) such Class D Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class D Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final payment, payments to Series 2000-B Noteholders shall be made by (i) check mailed to each Series 2000-B Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Series 2000-B Notes registered in the name of the nominee of a Clearing Agency, such payment shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2000-B Note or the making of any notation thereon. Final payment of this Class D Note will be made only upon presentation and surrender of this Class D Note at the office or agency specified in the notice of final payment delivered by the Indenture Trustee to the Series 2000-B Noteholders in accordance with the Indenture.

            On any day occurring on or after the date on which the outstanding principal balance of the Series 2000-B Notes is reduced to 10% or less of the initial outstanding principal balance of the Series 2000-B Notes, the Servicer shall have the option to redeem the Series 2000-B Notes, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.

            THIS CLASS D NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE TRANSFEROR, ADVANTA BANK CORP., ADVANTA CORP., OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

            Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

            Except as otherwise provided in the Indenture Supplement, the Class D Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class D Note shall be registered in the Note Register upon surrender of this Class D Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class D Noteholder or such Class D Noteholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class D Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

            As provided in the Indenture and subject to certain limitations therein set forth, Class D Notes are exchangeable for new Class D Notes in any authorized denominations and of like aggregate principal


                              Exhibit A-4 (Page 5)
amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

            Registration of transfer of Class D Notes shall be effected only if the transferee has executed and delivered a certification in the form and substance attached to the Indenture Supplement as Exhibit E-2 to the effect that either (i) the transferee is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Code (the "Code")) that is subject to
Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that the transferee's acquisition and continued holding of the Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption or other applicable statutory or regulatory exemption.

            The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, the Transferor or the Indenture Trustee shall treat the person in whose name this Class D Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, the Transferor or the Indenture Trustee shall be affected by notice to the contrary.

            THIS CLASS D NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                              Exhibit A-4 (Page 6)

                                   ASSIGNMENT

Social Security or other identifying number of assignee ________________________



            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                     [                                    ]
                      ------------------------------------
                         (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:           ,                                                           **
       ----------  ----                      --------------------------------
                                                   Signature Guaranteed:


---------------

            ** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                              Exhibit A-4 (Page 7)

                                                                       EXHIBIT B

                             FORM OF MONTHLY PAYMENT
                          INSTRUCTIONS AND NOTIFICATION
                            TO THE INDENTURE TRUSTEE


                                  Exhibit B-1

                                                                       EXHIBIT C



                            FORM OF MONTHLY STATEMENT



                                  Exhibit C-1

                                                                       EXHIBIT D



                     FORM OF MONTHLY SERVICER'S CERTIFICATE





                                  Exhibit D-1

                                                                     EXHIBIT E-1


                            FORM OF INVESTMENT LETTER


                                     [Date]


[Indenture Trustee]


[Transferor]


[Servicer]


            Re: PURCHASE OF $____________ PRINCIPAL AMOUNT OF ADVANTA BUSINESS CARD MASTER TRUST, CLASS D ASSET BACKED NOTES, SERIES 2000-B

Dear Sirs:

            In connection with our purchase of the above Class D Asset Backed Notes (the "Notes") we confirm that:



            1. we understand that the Notes have not and are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act;

            2. any information we desire concerning the Notes or any other matter relevant to our decision to purchase the Notes is or has been made available to us;

            3. we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we (and any account for which we are purchasing under paragraph
(iv) below) are able to bear the economic risk of an investment in the Notes; we (and any account for which we are purchasing under paragraph (iv) below) are an "accredited investor" (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act); and we are not, and none of such accounts is, a Benefit Plan;

            4. we are acquiring the Notes for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Notes, subject nevertheless to the understanding that the disposition of our property shall at all times be and remain within our control;

                                 Exhibit E-1 - 1

            5. we agree that the Notes must be held indefinitely by us unless subsequently registered under the Securities Act or an exemption is available from any registration requirements of the Securities Act and any applicable state securities law;

            6. we agree that in the event that at some future time we wish to dispose of or exchange any of the Notes (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Notes unless:

                        (a)(i) the sale is to an Eligible Purchaser (as defined
            below), (ii) a letter to substantially the same effect as paragraphs
            (1), (2), (3), (4), (5) and (6) of this letter is executed promptly by the purchaser and (iii) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                        (B) the Notes are transferred pursuant to Rule 144 under
            the Securities Act by us after we have held them for more than three years; or

                        (C) the Notes are sold in any other transaction that
            does not require registration under the Securities Act and, if the Transferor, the Servicer, the Seller, the Indenture Trustee or the Transfer Agent and Registrar so requests, we therefore have furnished to such party an Opinion of Counsel satisfactory to such party, in form and substance satisfactory to the Indenture Trustee, to such effect; or

                        (D) the Notes are transferred pursuant to an exception
            from the registration requirements of the Securities Act under Rule 144A under the Securities Act; and

            7. we understand that the Notes will bear a legend to substantially the following effect:

                        "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE SUPPLEMENT REFERRED TO HEREIN."

                        "THIS NOTE MAY NOT BE ACQUIRED BY OR FOR THE
                        ACCOUNT OF A BENEFIT PLAN EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE SUPPLEMENT."

                                 Exhibit E-1 - 2

Any portion of this legend may be removed or modified if the Transferor, the Servicer, the Seller, the Indenture Trustee and the Transfer Agent and Registrar have received an Opinion of Counsel, in form and substance satisfactory to them, to the effect that such paragraph may be removed or modified.

                        "Eligible Purchaser" means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. "Eligible Dealer" means any corporation or other entity the principal business of which is acting as a broker or dealer in securities. "Benefit Plan" means any employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to the provisions of Title I of ERISA, or a plan, as defined in Section 4975(e)(l) of the Code, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture Supplement (the "Indenture Supplement"), dated as of August 1, 2000, between Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee"), and Advanta Business Card Master Trust (the "Issuer") to the Master Indenture, dated as of August 1, 2000, between the Indenture Trustee and the Issuer.

            Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture Supplement.

                                Very truly yours,

                               [NAME OF PURCHASER]



                               By:
                                  ---------------------------------
                                        (Authorized Officer)



                                 Exhibit E-1 - 3

                                                                     EXHIBIT E-2

                        FORM OF INVESTMENT LETTER (ERISA)

                                      Date



[Indenture Trustee]



            Re: PURCHASE OF $____________ PRINCIPAL AMOUNT OF ADVANTA BUSINESS CARD MASTER TRUST, CLASS D ASSET BACKED NOTES, SERIES 2000-B

Dear Sirs:

            ______________________________________ (the "Transferee") has
purchased in a private sale from ___________________________________
$_______________ of Class D Asset Backed Notes (the "Note"), issued by Advanta Business Card Master Trust (the "Issuer"), pursuant to an Indenture Supplement, dated as of August 1, 2000,between the Issuer and Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee"), to the Indenture, dated as of August 1, 2000, between the Issuer and the Indenture Trustee. Capitalized terms used but not defined herein shall have the meaning set forth in the Indenture Supplement. The undersigned hereby certifies and agrees on behalf of Transferee either:

            1. The transferee is not (a) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to the provisions of Title I of ERISA or (b) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan; or

            2. The Transferee's acquisition and continued holding of the Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption or other statutory or regulatory exemption.

                                Very truly yours,

                                [NAME OF TRANSFEREE]



                                By:
                                   ______________________________________
                                Name:
                                Title:



                                 Exhibit E-2 - 1